UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Schedule 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
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Alpha Metallurgical Resources, Inc.
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ALPHA METALLURGICAL RESOURCES, INC.
340 Martin Luther King, Jr. Blvd.
Bristol, Tennessee 37620
   , 2021
Dear Fellow Stockholder:
It is my pleasure to invite you to attend the 2021 annual meeting of stockholders of Alpha Metallurgical Resources, Inc. The annual meeting will be held via interactive webcast on Friday, April 29, 2021, at 10:00 a.m., Eastern Time. To join the meeting webcast, go to www.VirtualShareholderMeeting.com/AMR2021 shortly before the meeting time and follow the instructions. Your board of directors and management team look forward to hearing from you at the meeting.
Our original intention was to hold this year’s annual meeting both in person and virtually, but given ongoing public health issues, we determined that it would be more appropriate to hold the meeting via webcast only.
During the meeting, you will be asked to elect the entire board of directors, to approve the amendment of our certificate of incorporation to replace stockholder supermajority approval requirements with majority approval requirements, to approve increasing the number of shares of common stock reserved for awards under our 2018 Long-Term Incentive Plan, to ratify the selection of RSM US LLP as our independent registered public accounting firm for 2021 and to participate in an advisory vote to approve our executive compensation as disclosed in the proxy statement for the meeting. These matters are important, and we urge you to vote in favor of each of these proposals. To familiarize yourself with these matters, please review the proxy statement, proxy card and 2020 annual report that accompany this letter.
Regardless of the number of Alpha shares that you own, it is important that you vote your shares during the meeting or by proxy. You will find the instructions for voting in the accompanying proxy materials. We appreciate your prompt attention.
We thank you for your ongoing support.
Sincerely,

David J. Stetson
Chairman and Chief Executive Officer

NOTICE OF 2021 ANNUAL MEETING OF STOCKHOLDERS
To Be Held April 29, 2021
ALPHA METALLURGICAL RESOURCES, INC.
340 Martin Luther King, Jr. Blvd.
Bristol, Tennessee 37620
To the Stockholders of Alpha Metallurgical Resources, Inc.:
NOTICE IS HEREBY GIVEN that Alpha Metallurgical Resources, Inc.’s (“Alpha” or the “Company”) 2021 annual meeting of stockholders will be held at 10:00 a.m. Eastern time on Friday, April 29, 2021 via an interactive webcast (the “Annual Meeting”).
Note that the terms “Alpha,” “the Company,” “we,” “our,” “us,” and similar terms refer to Alpha Metallurgical Resources, Inc. and its board of directors and management, as appropriate.
At the meeting, we will ask stockholders to consider and vote upon the following matters:
1.	The election of seven (7) directors nominated by our board of directors for a term of one year;
2.	Approving the amendment of our certificate of incorporation to replace stockholder supermajority approval requirements with majority approval requirements;
3.	Increasing the number of shares of our common stock reserved for awards under our 2018 Long-Term Incentive Plan by 500,000 shares;
4.	Ratifying the appointment of RSM US LLP (“RSM”) as Alpha’s independent registered public accounting firm for the fiscal year ending December 31, 2021; and
5.	Approving the Company’s executive compensation as reported in this Proxy Statement, on an advisory basis.
We will also address any other proper business that may arise and we will offer reasonable time for your comments and questions.
The Board of Directors unanimously recommends that you vote “FOR” each of these proposals. The proposals are further described in the proxy statement that accompanies this notice.
Only Alpha common stockholders of record at the close of business on March 3, 2021 are entitled to notice of, and to vote at, the Annual Meeting and any adjournment or postponement thereof. As of that day, there were 18,389,139 common shares outstanding. For ten days prior to the Annual Meeting, a list of stockholders entitled to vote at the Annual Meeting will be available for inspection at Alpha’s corporate offices located at 340 Martin Luther King, Jr. Blvd., Bristol, Tennessee 37620.
Your vote is very important. If you are unable to attend the meeting, we urge you to vote by proxy by following the instructions in the accompanying proxy statement and proxy card.
By Order of the Board of Directors,

David J. Stetson
Chairman and Chief Executive Officer
, 2021

i

ii

PROXY STATEMENT

For 2021 Annual Meeting of Stockholders of
Alpha Metallurgical Resources, Inc.
To Be Held On
April 29, 2021
The board of directors of Alpha Metallurgical Resources, Inc. (“Alpha” or the “Company”) is soliciting proxies to be voted on the stockholders’ behalf at the 2021 annual meeting of stockholders (the “Annual Meeting”). This document includes information about the proposals to be voted upon at the Annual Meeting.
Beginning on or about    , 2021, the Company first sent and made available the notice of the Annual Meeting and this proxy statement (together, this “Proxy Statement”) and the Company’s 2020 Annual Report on Form 10-K for the fiscal year ended December 31, 2020 (the “2020 Annual Report”) to all stockholders entitled to vote at the Annual Meeting.
ABOUT THE ANNUAL MEETING
Q:
Why have you provided me these materials?
A:

We are providing these materials to you in connection with our Annual Meeting, which will take place on April 29, 2021. Alpha’s board of directors is soliciting your “proxy,” which is your authorization for our representatives to vote your shares as you direct. This Proxy Statement and the accompanying notice of the Annual Meeting describe the purposes of the meeting and, along with your proxy card or voting instruction form and our 2020 Annual Report, provide the information you need to know to vote. Once given, your proxy will be effective for the Annual Meeting and at any adjournment, postponement or continuation of that meeting.

Q:
What is included in these materials?
A:
The materials include:
•	this Proxy Statement, which also includes a letter from our Chairman and Chief Executive Officer and a Notice of Annual Meeting of Stockholders;
•	a proxy card or voting instruction form; and
•	our 2020 Annual Report, which includes our audited 2020 financial statements.
Q:
When and where will the Annual Meeting be held?
A:

The Annual Meeting will be held via an interactive webcast on Friday, April 29, 2021 at 10:00 a.m. Eastern time. To join the meeting webcast, go to www.VirtualShareholderMeeting.com/AMR2021 shortly before the meeting time and follow the instructions. You will need the 16 digit control number on your proxy card to join the meeting.

We hoped to hold the Annual Meeting both in person and virtually, but given the ongoing public health issues, we determined that it would be more appropriate to hold the meeting via webcast only.

Q:
Who can attend the meeting?
A:

Alpha common stockholders of record as of the close of business on March 3, 2021, which our board of directors has determined to be the record date for the Annual Meeting, or their duly appointed proxies, may attend the Annual Meeting.

Q:
Who is entitled to vote at the Annual Meeting?
A:

Owners of Alpha common stock as of the close of business on March 3, 2021, which our board of directors has determined to be the record date for the Annual Meeting, are entitled to one vote per share owned as of that date. There were 18,389,139 shares outstanding as of March 3, 2021.

Q:
What are the voting rights of holders of Alpha common stock?
A:

Each outstanding share of Alpha common stock entitles the holder to cast one vote on each matter considered at the Annual Meeting. In the case of election of directors, each share entitles the holder to cast one vote for each position to be filled. Cumulative voting is not permitted.

Q:
What is the difference between holding shares as a stockholder of record and as a beneficial owner?
A:

Most Alpha stockholders hold their shares through a broker, bank, or other nominee (held “beneficially”, or “held in street name”) rather than directly in their own name (“of record”, also known as “registered holders”). As summarized below, there are important distinctions between shares held of record and those owned beneficially.

Registered Holders. If your shares are registered directly in your name with our transfer agent, Computershare Trust Company, N.A., you are considered, with respect to those shares, a registered holder, and the proxy materials were sent directly to you. As a registered holder, you have the right to attend the Annual Meeting and vote your shares in advance of and during the Annual Meeting.
Beneficial owner. If your shares are held in an account at a brokerage firm, bank, broker-dealer, trust, or other nominee, like the vast majority of our stockholders, you are considered the beneficial owner of shares held in “street name,” and notice of the meeting was sent to you by your nominee. As the beneficial owner, you are invited to attend and vote your shares in advance of and during the Annual Meeting. See the section below entitled “How can I attend and vote at the Annual Meeting?”
Q:
What items will be voted on at the meeting, and how does the board recommend that I vote?
A:
You will be voting on the following matters:
1.	The election of seven (7) directors nominated by our board of directors for a term of one year;
2.	Approving the amendment of our certificate of incorporation to replace stockholder supermajority approval requirements with majority approval requirements;
3.	Increasing the number of shares of our common stock reserved for awards under our 2018 Long-Term Incentive Plan (the “2018 LTIP”) by 500,000 shares;
4.	Ratifying the appointment of RSM US LLP (“RSM”) as Alpha’s independent registered public accounting firm for the fiscal year ending December 31, 2021; and
5.	Approving the Company’s executive compensation as reported in this Proxy Statement, on an advisory basis.

The Board of Directors unanimously recommends that you vote “FOR” each of these proposals.
For more information regarding each proposal, see the section of this Proxy Statement entitled “Proposals”.
Q:
How can I attend and vote at the Annual Meeting?
A:

Stockholders of record at the close of business on March 3, 2021 will be able to attend the meeting, vote, and submit questions. The meeting will begin at 10:00 a.m. Eastern time on April 29, 2021. To join the meeting webcast, go to www.VirtualShareholderMeeting.com/AMR2021 shortly before the meeting time and follow the instructions. To join the meeting, you will need the 16 digit control number that appears on your proxy card, voting instruction form or other information from your nominee.

Even if you plan to attend the Annual Meeting, we recommend that you also submit your proxy or voting instructions as described below under “How can I vote my shares without attending the Annual Meeting?” so that your vote will be counted if you later decide not to attend the meeting.
Q:
How can I vote my shares without attending the Annual Meeting?
A:
Stockholders of record may vote via the internet, by telephone or by mail.
1.
Via the internet. You may vote your shares via the internet by following the instructions on your proxy card. If you own your shares in “street name” or in a nominee account, you may place your vote through the internet by following the instructions provided by your broker, bank or other holder of record.

2.
By telephone. You may vote your shares by telephone by calling the toll-free telephone number provided on your proxy card. If you own your shares in “street name” or in a nominee account, you may place your vote by telephone by following the instructions provided by your broker, bank or other holders of record.

3.
By mail. If you choose to vote by mail, simply mark your voting instructions on the proxy card, and sign and date it and return it in the enclosed prepaid envelope. If you mail your proxy card, we must receive it before the polls close at the meeting.

Q:
How do I revoke my proxy or change my voting instructions?
A:
You may revoke your proxy or change your voting instructions in four ways:
1.
Submit voting instructions again by telephone or the internet. If you are registered holder, you may vote again and the latter dated vote will revoke any previously submitted vote. If you are a “street name” holder, you must follow instructions found on the voting instruction card provided by your broker or other “street” nominee, or contact your broker or other nominee in order to revoke your previously given proxy.

2.
Submit a new proxy card bearing a later date than the one you wish to revoke. A valid later-dated proxy will automatically revoke any proxy previously submitted by you. We must receive your revised vote before the Annual Meeting begins.

3.
Write to Alpha’s Corporate Secretary, Roger L. Nicholson, at 340 Martin Luther King, Jr. Blvd., Bristol, Tennessee 37620 (overnight courier) or P.O. Box 848, Bristol, Tennessee 37621 (U.S. mail). Your letter should contain the name in which your shares are registered, your control number, the date of the proxy you wish to revoke or change, your new voting instructions, if applicable, and your signature. Mr. Nicholson must receive your letter before the Annual Meeting begins.
4.
Attend the Annual Meeting and vote during the meeting. Attendance at the meeting will not by itself revoke a previously granted proxy. To alter your prior instructions, you must vote your shares during the meeting.

Q:
How will proxies be voted if I give my authorization?
A:

The board of directors has selected David J. Stetson, Roger L. Nicholson, and William L. Phillips III, and each of them, to act as proxies with full power of substitution. All properly executed proxy cards delivered by stockholders and not previously revoked will be voted at the Annual Meeting in accordance with the directions given. If no specific instructions are given with regard to the matters to be voted upon, the shares represented by a properly executed proxy card will be voted “FOR” all proposals.

Q:
Will any other business be presented for a vote at the Annual Meeting?
A:

Management knows of no other matters that may come before the Annual Meeting for consideration by the stockholders. However, if any other matter properly comes before the Annual Meeting, the persons named as proxies will vote upon such matters in accordance with the recommendation of the board of directors or, in the absence of such a recommendation, in accordance with their best judgment.

The chairman of the Annual Meeting may refuse to allow presentation of a proposal or nominee for the board of directors if the proposal or nominee was not properly submitted. The requirements for submitting proposals and nominations for next year’s Annual Meeting are described in the section entitled “Stockholder Proposals for the 2022 Annual Meeting”.
Q:
What constitutes a quorum?
A:

For business to be conducted at the Annual Meeting, a quorum constituting a majority of the shares of Alpha common stock issued and outstanding and entitled to vote must be in attendance or represented by proxy.

Q:
What are the voting options and approval requirements for each matter to be voted on?
A:
Delaware law, the New York Stock Exchange’s (“NYSE”) rules and regulations and/or Alpha’s certificate of incorporation and bylaws govern the vote requirements applicable to each proposal.
1.
Election of directors. For each nominee, you may vote in favor of that nominee or withhold your vote from that nominee. Each share of common stock may be voted for as many nominees as there are directors to be elected. Nominees will be elected by a plurality of the votes cast at the meeting. Stockholders may not cumulate their votes. The nominees who receive the highest number of shares voted “for” their election are elected. Withheld votes will have no effect on the election of the nominees.

2.
Elimination of supermajority voting requirements. You may vote in favor of the proposal, vote against the proposal or abstain from voting. The proposal will pass if approved by 66 2/3% of the total voting power of all outstanding securities of the Company and entitled to vote on the matter.

3.
Approval of reservation of additional shares under the 2018 LTIP. You may vote in favor of the proposal, vote against the proposal or abstain from voting. The proposal will pass if approved by a majority of the shares present in person or represented by proxy and entitled to vote on the matter.

4.
Ratification of RSM’s appointment. You may vote in favor of the proposal, vote against the proposal or abstain from voting. The proposal will pass if approved by a majority of the shares present in person or represented by proxy and entitled to vote on the matter. The results of the vote will not be binding on the Company or the audit committee. However, the audit committee, which is responsible for appointing the Company’s independent auditor, will take into account any significant vote against ratification of its selection of RSM.

5.
Advisory approval of executive compensation as reported in this Proxy Statement. You may vote in favor of the proposal, vote against the proposal or abstain from voting. The advisory vote to approve the compensation paid to our named executive officers as reported in this Proxy Statement will pass if approved by a majority of the shares present at the meeting or represented by proxy and entitled to vote on the matter. As an advisory vote, your vote will not be binding on the Company or the board of directors. However, the compensation committee of the board, which is responsible for designing and administering the Company’s executive compensation program, values the opinions of our stockholders. To the extent there is any significant vote against the compensation paid to our named executive officers, the compensation committee will evaluate whether any actions are necessary to address stockholders’ concerns when making future compensation decisions.

The Board of Directors unanimously recommends that you vote “FOR” each of these proposals.
Q:
How will votes be counted?
A:

The inspector of elections appointed by the board of directors for the Annual Meeting will calculate affirmative votes, negative votes and abstentions. Under Delaware law, abstentions and broker non-votes will be counted as shares that are present and entitled to vote for purposes of determining the presence of a quorum at the Annual Meeting. An abstention has the same effect as a vote “against” a particular proposal except in the case of Proposal 1 (election of directors), for which abstentions are not an option.

If you own your shares in “street name” if your broker or other “street” nominee is actually the record owner. Under the NYSE rules, brokers or other “street” nominees have authority to vote in their discretion on “routine” matters – such as Proposal 4 (to ratify the appointment of RSM as the independent registered public accounting firm for the fiscal year ending December 31, 2021) if they have not received voting instructions from their clients who are the beneficial owners of such shares at least ten days before the date of the meeting.
When the broker or other “street” nominee does not receive voting instructions from clients with respect to “non-routine” matters, the broker or other “street” nominee may not vote on the matter, resulting in a “broker non-vote.” Broker non-votes are included in the calculation of the number of votes considered to be present at the Annual Meeting for purposes of determining a quorum, but otherwise will not affect the voting outcome of the proposals. Non-routine matters to be considered at the Annual Meeting are Proposals   .

Q:
Where can I find voting results of the Annual Meeting?
A:

Preliminary voting results will be announced at the Annual Meeting. Preliminary or final voting results will also be published in Alpha’s Current Report on Form 8-K, which will be filed with the Securities and Exchange Commission (the “SEC”) on or about     , 2021. Once it is filed, you may receive a copy of the Current Report through the internet at www.alphametresources.com/investors or through EDGAR, the SEC’s electronic data system, at www.sec.gov. You may also receive a copy by contacting Alpha’s investor relations department at (423) 573-0300.

Q:
What happens if a nominee is unable to stand for election?
A:

If a nominee is unable to stand for election, the board of directors may either reduce the number of directors to be elected or select a substitute nominee to stand for election. If a substitute nominee is selected to stand for election, the proxy holders will vote your shares with respect to the substitute nominee in accordance with the voting instructions received for the original nominee unless you change your vote as described above.

Q:
What does it mean if I receive more than one proxy card?
A:
It means that you have multiple accounts at the transfer agent and/or with stockbrokers or other nominees. Please complete and provide your voting instructions for all proxy cards that you receive.
Q:
Who pays the cost of soliciting proxies?
A:

Alpha bears the entire cost of soliciting proxies. Proxies will be solicited principally through the internet, but may also be solicited personally or by mail, telephone, facsimile, or special letter by Alpha’s directors, officers, and regular employees for no additional compensation. Alpha will reimburse banks, brokerage firms, and other custodians, nominees, and fiduciaries for reasonable expenses incurred by them in sending proxy materials to their customers or principals who are the beneficial owners of shares of common stock.

ABOUT OUR MANAGEMENT TEAM
Alpha is led by David J. Stetson, our chairman and chief executive officer. In addition to Mr. Stetson, whose detailed biography appears in the section entitled “About Our Board of Directors”, the following persons comprise the Company’s management committee.
Charles Andrew Eidson	President and Chief Financial Officer since December 2020 Age 45

Charles Andrew Eidson (45) has served as Alpha’s president and chief financial officer since December 2020 and served as executive vice president and chief financial officer from July 2016. From May 2019 until July 2019 he was interim co-chief executive officer of Alpha. He was previously executive vice president and chief financial officer of Alpha Natural Resources, Inc. prior to its emergence from bankruptcy proceedings in 2016 (“Predecessor Alpha”), a position he held from March 2016. Predecessor Alpha filed voluntary petitions for relief under Chapter 11 of the United States Bankruptcy Code on August 3, 2015. Before that Mr. Eidson was Predecessor Alpha’s senior vice president for strategy and business development from 2015 and vice president for mergers and acquisitions from 2014. Prior to joining Predecessor Alpha in July 2010, he held several financial positions across industry sectors, including at PricewaterhouseCoopers LLP, Eastman Chemical Company and Penn Virginia Resource Partners, where he led mergers and acquisitions projects for the coal segment and managed the budgeting and planning process. Mr. Eidson holds a bachelor of science degree in commerce and business administration from the University of Alabama and a master of business administration degree from Milligan College.

Daniel E. Horn	Executive Vice President of Sales since December 2020 Age 60

Daniel E. Horn (60) has served as executive vice president of sales since December 2020. He was previously senior vice president of metallurgical coal sales for the company and president of Contura Coal Sales, LLC from November 2019. Mr. Horn previously held a similar role at Predecessor Alpha, where he served for over a decade and had responsibility for domestic and seaborne metallurgical sales. Prior to joining Alpha, Mr. Horn led the coal and coke procurement team at Bethlehem Steel Corporation after serving in various engineering and operating roles at Bethlehem’s underground coal mines. Mr. Horn holds a bachelor of science degree in mining engineering from the University of Pittsburgh and a master of business administration degree from St. Francis University. He is a registered professional engineer and a licensed underground mine foreman.

Roger L. Nicholson	Executive Vice President, General Counsel and Secretary since December 2019 Age 60

Roger L. Nicholson (60) has served as executive vice president, general counsel and secretary of Alpha since December 2019 and as chief administrative officer since December 2020. Prior to joining Alpha, he practiced law as a member of Steptoe & Johnson PLLC’s Charleston office from 2015. Mr. Nicholson previously served as senior vice president, secretary and general counsel at International Coal Group, Inc. (“ICG”). Prior to his post at ICG, Mr. Nicholson served as vice president, secretary and general counsel of Massey Energy Company, in various roles in private practice and at Arch Mineral Corporation (now Arch Resources, Inc.). Mr. Nicholson holds a bachelor of arts degree from Georgetown College and earned his juris doctor degree from the University of Kentucky College of Law.

Jason E. Whitehead	Executive Vice President and Chief Operating Officer since August 2019 Age 43

Jason E. Whitehead (43) has served as executive vice president and chief operating officer of Alpha since August 2019. He was previously chief operating officer and senior vice president – operations for Alpha Natural Resources Holdings, Inc. from July 2016 until November 2018, and as vice president – operations of Predecessor Alpha from November 2012. Mr. Whitehead previously served in operations and operations-support roles, including executive roles, with Predecessor Alpha, Massey Energy Company and numerous other coal companies. He also served as an operations consultant to Alpha from December 2018 through April 2019. Mr. Whitehead holds bachelor of science degrees from Bluefield State College in civil engineering technology and architectural engineering technology and a master’s degree in business administration from the University of Charleston.

ABOUT OUR BOARD OF DIRECTORS
All of the Company’s directors are elected annually. Each of the current seven directors, whose biographies appear below, has been nominated to stand for election at the Annual Meeting to another one-year term. For information about the board committees on which each director serves, please see “Committee Membership”.
Kenneth S. Courtis	Director since February 2021 Age 65

Kenneth S. Courtis (65) has served as a director since February 2021. He has also served as chairman of Starfort Investment Holdings since 2009. Mr. Courtis has over three decades of experience in corporate finance, investments, and virtually all aspects of the commodity sector. He previously served as vice chairman and managing director of Goldman Sachs and as chief economist and investment strategist at Deutsche Bank Asia. Over the course of his career he has served on the board or advisory council for a number of leading international firms. Mr. Courtis earned an undergraduate degree from Glendon College in Toronto and a Master’s degree in international relations from Sussex University in the United Kingdom. He earned a Master’s degree in business administration from the European Institute of Business Administration, as well as a Doctorate degree with highest distinction from the Sciences Po, Paris. For these reasons, Alpha believes Mr. Courtis is qualified to serve as a director.

Albert E. Ferrara, Jr.	Director since July 2016 Age 71

Albert E. Ferrara, Jr. (71) has served as a director since July 2016 and is chair of the board’s audit committee. Mr. Ferrara has spent over forty years in the metals and related resource industry. He served in senior executive positions with AK Steel, including senior vice president finance and chief financial officer, from 2003 until his retirement in 2013. Before joining AK Steel, Mr. Ferrara spent thirty years with United States Steel Corporation/USX Corporation in a variety of roles domestically and internationally, including senior vice president - finance and treasurer. He has served since 2014 as a principal of Amelia Metals LLC, a consulting firm specializing in the metals and mining industries. Mr. Ferrara holds a bachelor of science in commerce with distinction and a juris doctor degree, both from the University of Virginia. He has been licensed to practice law in the State of Pennsylvania. For these reasons, Alpha believes Mr. Ferrara is qualified to serve as a director.

Elizabeth A. Fessenden	Director since February 2021 Age 65

Elizabeth A. Fessenden (65) has served as a director since February 2021 and is chair of the board’s safety, health and environmental committee. She is also member of the board and chair of the compensation committee of Ampco-Pittsburgh Corporation, a public company. She previously served on the boards of several public, private and charitable organizations including Polymer Group Inc. (now Berry Global Group, Inc.), where she chaired both the compensation and the nominating and corporate governance committees. Prior to board service, Ms. Fessenden spent nearly three decades in corporate leadership roles at Alcoa, Inc., including as president of the flexible packaging division and president of primary metals allied businesses. She also served in a number of operations roles, including plant manager, at Alcoa, Tenn. Ms. Fessenden earned Bachelor’s and Master’s degrees in engineering as well as a Master’s degree in business administration, all from Clarkson University. For these reasons, Alpha believes Ms. Fessenden is qualified to serve as a director.

Michael J. Quillen	Lead Independent Director since November 2020 Age 72

Michael J. Quillen (72) has served as lead independent director since November 2020 and is chair of the board’s compensation committee. Mr. Quillen is also a director of Martin Marietta Materials, Inc. In addition to his board involvement, Mr. Quillen manages Quillen Properties LLC and MJQ LLC and serves as an advisor on mining, energy, economic development, and transportation issues. Over the course of his career, Mr. Quillen has held several executive roles in the mining industry including chief executive officer and chairman of the board of Alpha Natural Resources, which he founded in 2002. Prior to Alpha, he was one of the founders of Whitehaven Coal Company, where he was a member of the board and held senior leadership positions. Mr. Quillen served in a number of other senior roles including executive vice president of operations at American Metals & Coal International and president of coal sales at Pittston Coal Company. Mr. Quillen earned a Bachelor’s degree and a Master’s degree, both in civil engineering, from Virginia Polytechnic Institute and State University which awarded him the William H. Ruffner Medal, the university’s highest honor. For these reasons, Alpha believes Mr. Quillen is qualified to serve as a director.

Daniel D. Smith	Director since February 2021 Age 68

Daniel D. Smith (68) has served as a director since February 2021. He previously served on the boards of directors of Blackhawk Mining, LLC, Patriot Coal Corporation and Corsa Coal Corp, as well as several professional boards within the coal industry. Mr. Smith’s career with Norfolk Southern Corporation spanned more than three decades and a number of senior management roles. He retired as senior vice president of energy and properties at Norfolk Southern in 2013 and previously held the roles of president of NS Development and president of Pocahontas Land Corporation. He has been a licensed professional mining engineer. Mr. Smith earned a Bachelor’s degree in industrial engineering and operations research from Virginia Polytechnic Institute and State University. For these reasons, Alpha believes Mr. Smith is qualified to serve as a director.

David J. Stetson	Chief Executive Officer since July 2019 and Chairman since August 2019 Age 64

David J. Stetson (64) has served as chief executive officer and a member of the board of directors since July 2019, and as chairman of the board of directors since August 2019. He previously served on our board of directors from November 2018 through April 2019. Mr. Stetson has extensive experience in management, finance, mergers and acquisitions, corporate governance, restructuring, the law and reclamation, having most recently served as chairman of the board of directors and chief executive officer of both ANR, Inc. and Alpha Natural Resources Holdings, Inc. (together, Alpha) from July 2016 until the merger with Contura in November 2018. Prior to joining Alpha, Mr. Stetson held a number of executive leadership positions within the energy industry, including chief executive officer, chief restructuring officer, and senior advisor for various energy companies including Trinity Coal Corporation, American Resources Offshore, Inc., Lexington Coal Company, and Lipari Energy Inc. Mr. Stetson earned a bachelor of science degree from Murray State University, a juris doctor degree from the Brandeis School of Law at the University of Louisville, and a master of business administration degree from the University of Notre Dame. For these reasons, Alpha believes Mr. Stetson is qualified to serve as a director.

Scott D. Vogel	Directors since December 2019 Age 45

Scott D. Vogel (45) has served as one of Alpha’s directors since December 2019 and is chair of the board’s nominating and corporate governance committee. Mr. Vogel is managing member of Vogel Partners, LLC, a private investment and advisory firm. Before establishing his own firm, Mr. Vogel served for 14 years as managing director at Davidson Kempner Capital Management. Mr. Vogel also worked at MPF Investors as well as at the investment banking group at Chase Securities. He has served on numerous boards over the course of his career, including Arch Coal, Key Energy Services and Seadrill Ltd. Mr. Vogel currently serves on the boards of directors of Avaya, Bonanza Creek Energy and CBL & Associates and several private companies. He received a bachelor’s degree from Washington University and a master of business administration degree from The Wharton School at the University of Pennsylvania. For these reasons, Alpha believes Mr. Vogel is qualified to serve as a director.

INDEPENDENT AND NON-MANAGEMENT DIRECTORS
Under the NYSE rules and, with respect to the audit committee under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and rules adopted under the Exchange Act, we are required to have a majority of independent directors on our board of directors, and all of our directors are independent other than our chairman and chief executive officer, Mr. Stetson. Only independent directors serve on each of our audit, compensation and nominating and corporate governance committees. As more fully described below, our safety, health and environmental committee must be composed of at least a majority of independent directors pursuant to the committee’s charter.
Our board of directors undertook an annual review of director and director nominee independence in March 2021. The purpose of this review was to determine whether any relationships or transactions involving non-management director nominees, their family members and affiliates were inconsistent with a determination that the director nominee is independent under the independence standards set forth in the NYSE rules and our Corporate Governance Guidelines and, with respect to audit and compensation committee members and nominees, under the independence standards for audit and compensation committee members adopted by the SEC. Based on that review, our board of directors has determined that each of the non-management director nominees qualifies as “independent” under the independence standards set forth in the NYSE rules and each audit and compensation committee member qualifies as “independent” under the independence standards for audit and compensation committee members adopted by the SEC.
In connection with each of the quarterly meetings of the board of directors, the non-management directors meet in executive session without any members of management present. If at a given time there are any non-management directors who are not independent, the independent directors also regularly meet separately. If the board of directors convenes a special meeting, the non-management directors may meet in executive session if the circumstances warrant. The lead independent director presides at executive sessions of the non-management directors.
BOARD AND ITS COMMITTEES
Our board of directors has four standing committees: (i) an audit committee, (ii) a compensation committee, (iii) a nominating and corporate governance committee, and (iv) a safety, health and environmental committee. Although the NYSE rules require only that the board of directors have standing audit, compensation and nominating and corporate governance committees, the board feels that it is important to maintain a safety, health and environmental committee to oversee the Company’s policies and procedures regarding these matters. From time to time, our board of directors may also form special ad hoc committees to which it may delegate certain authority to administer particular duties of the board.
Each of the standing committees acts according to a written charter adopted by the board. Stockholders may obtain a copy of each charter, at no cost, either on our website, www.alphametresources.com, or upon written request to William L. Phillips III, Assistant Secretary, Alpha Metallurgical Resources, Inc., 340 Martin Luther King, Jr. Blvd., Bristol, Tennessee 37620 (overnight courier) or P.O. Box 848, Bristol, Tennessee 37621 (U.S. mail).
The board of directors held 12 meetings in 2020, either in person or by telephone. Each currently serving director attended at least 75% of the aggregate of the total number of meetings of the board of directors in 2020 (held during the periods for which he or she served as a director) and the total number of meetings held by each committee on which he or she served in 2020 (during the period that he or she served). See “Committee Membership” for information regarding the committees on which each of our directors sits and the number of committee meetings held by each committee in 2020.
Under Alpha’s Corporate Governance Guidelines, directors are expected to attend stockholder meetings. All then-serving directors attended the 2020 annual meeting of stockholders. A copy of Alpha’s Corporate Governance Guidelines is available at no cost either through our website, www.alphametresources.com, or upon written request to William L. Phillips III, Assistant Secretary, Alpha Metallurgical Resources, Inc., 340 Martin Luther King, Jr. Blvd., Bristol, Tennessee 37620 (overnight courier) or P.O. Box 848, Bristol, Tennessee 37621 (U.S. mail).
BOARD LEADERSHIP STRUCTURE
Chairman of the Board
In addition to his service as chief executive officer, Mr. Stetson is also the chairman of our board of directors. The board of directors believes that unifying the roles of chairman and chief executive officer creates important efficiencies both for the management of the

Company and the operation of the board. The chairman presides at all meetings of the board and stockholders. In addition, the chairman performs such other duties as are prescribed by our governing documents or that may be assigned to him by the board from time to time, including, but not limited to:
•	providing leadership to the board;
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approving the schedule and agenda for board meeting(s) as well as information to be sent to the board, determining whether there are major risks which the board should focus upon at the meeting(s), and facilitating communication among the directors; and

•	directing the calling of a special meeting of the board or of the independent members of the board.
Lead Independent Director
Mr. Quillen currently serves as our board’s lead independent director. The lead independent director has the following duties and powers:
•	serving as the liaison between the independent members of the board and the chairman;
•	presiding at all board meetings at which the chairman is not present, including executive sessions and meetings of non-management directors and/or independent directors;
•	approving the agendas for board meetings and the meeting schedule to assure that there is sufficient time for discussion of all agenda items;
•	reviewing information to be sent to the board;
•	reviewing with the chairman whether there are major risks which the board should focus upon at such meetings;
•	facilitating communication among the independent directors and with the chairman;
•	directing the chief executive officer or corporate secretary to call a special meeting of the board or of the independent members of the board;
•	consulting and communicating directly with major stockholders, when requested by management and when it is appropriate to do so; and
•	performing such other duties as may from time to time be delegated to the lead independent director by the board.
Committee Chairs
Each of the board of directors’ standing committees is chaired by an independent director, further helping to ensure a robust role for the board’s independent directors.
BOARD’S ROLE IN RISK MANAGEMENT OVERSIGHT
Our management team is responsible for the assessment and control of risk at the Company. Under our Corporate Governance Guidelines, our board of directors is charged with evaluating major risks facing Alpha which are communicated to the board by management, and overseeing that appropriate risk management and control procedures are in place.
Our board of directors has delegated to various of its committees the responsibility for overseeing the management of certain risks. Even when risk oversight has been delegated to a committee, however, the full board maintains oversight of these risks.

In accordance with NYSE rules, the board of directors has delegated to the audit committee oversight of risks related to the integrity of the Company’s financial reporting processes. The audit committee:
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reviews and discusses with management Alpha’s major financial risk exposures and steps that management has taken to monitor and control such exposures (including management’s risk assessment and risk management policies); and

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oversees procedures that management has established to monitor compliance with Alpha’s Code of Business Ethics (the “Code of Ethics”) to address any potential conflicts of interest and other matters addressed in the Code of Ethics and its related person transaction policy, which is described under “Review and Approval of Transactions with Related Persons”.

Oversight of certain risks has also been delegated to the safety, health and environmental committee, such as risks associated with safety and health and the protection of the environment. The compensation committee regularly assesses whether Alpha’s compensation policies and practices incentivize excessive risk-taking. The nominating and corporate governance committee reviews material governance-related risks, such as those related to director and officer succession. For more information about the functions and activities of the board’s standing committees, see the section entitled “Board Committees”.
CODE OF BUSINESS ETHICS
Alpha has adopted a Code of Ethics that applies to all employees (including senior financial employees), officers (including the chief executive officer and chief financial officer), and directors. The Code of Ethics is available at no cost either through Alpha’s website, www.alphametresources.com, or upon written request to William L. Phillips III, Assistant Secretary, Alpha Metallurgical Resources, Inc., 340 Martin Luther King, Jr. Blvd., Bristol, Tennessee 37620 (overnight courier) or P.O. Box 848, Bristol, Tennessee 37621 (U.S. mail).
BOARD COMMITTEES
Committee Membership
The table below identifies the standing board committees on which each of our directors currently sits:
	Audit	Compensation	Nominating and Corporate Governance	Safety, Health and Environmental
Kenneth S. Courtis			M
Albert E. Ferrara, Jr.	C	M
Elizabeth A. Fessenden	M			C
Michael J. Quillen		C	M
Daniel D. Smith		M		M
David J. Stetson				M
Scott D. Vogel	M		C
(C)	Committee chair
(M)	Committee member

The number of meetings held by each of the standing board committees in 2020 was as follows:
Committee	Meetings
Audit	9
Compensation	20
Nominating and Corporate Governance	7
Safety, Health and Environmental	3
Committee Meetings
The board’s standing committees meet at scheduled times during the year, typically prior to quarterly board meetings. However, other scheduled meetings may be conducted in person or telephonically, depending on the work tasks of the committee. The agendas for meetings are initially prepared by the general counsel in consultation with the committee’s chairman, and are also provided for comments to the chairman and chief executive officer, the lead independent director and, at times, other legal counsel. To allow committees to make detailed inquiries into matters for which they are responsible, and to assist them in making informed decisions, appropriate members of management and external advisers are typically invited to attend committee meetings. For example, audit committee meetings are generally attended by the chief financial officer, the general counsel and the leader of the Company’s internal audit function, as well as certain other members of management and representatives of the independent auditor. Committees also typically conduct private meetings after each regular meeting and regularly meet privately and individually with key members of management and with the committee’s external advisors such as independent auditors or a compensation consultant.
The actions of each committee are recorded in the minutes of its meetings. The committee chair reports to the board as appropriate regarding the committee’s actions and recommendations.
Audit Committee
Our board of directors has determined that all current members of the audit committee are financially literate under current listing standards of the NYSE. Further, our board has determined that all current members of the committee are independent within the meaning of SEC and NYSE regulations and that each of Mr. Ferrara and Ms. Fessenden qualifies as an “audit committee financial expert.”
The audit committee assists the board of directors in monitoring the quality, reliability and integrity of our accounting policies and financial statements, overseeing our compliance with legal and regulatory requirements and reviewing the independence, qualifications and performance of our internal and independent auditors. Among other matters enumerated in the audit committee charter, the committee is generally responsible for:
•	Appointing and compensating our independent auditors, including authorizing their scope of work and approving any non-audit services to be performed by them with respect to each fiscal year;
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Reviewing and discussing our annual audited and quarterly unaudited financial statements with our management and independent auditors, as well as a report by the independent auditor describing the firm’s internal quality control procedures, any material issues raised by the most recent internal quality control review, or peer review, of the auditing firm, and all relationships between us and the independent auditor; and

•	Reviewing our financial press releases, as well as other financial information and earnings guidance, if given, provided to analysts and rating agencies.
Compensation Committee
Our board has determined that all current members of the compensation committee are independent within the meaning of the NYSE rules and qualify as “non-employee directors” within the meaning of Rule 16b-3 under the Exchange Act.
The compensation committee is generally responsible for assisting our board of directors in all matters relating to the compensation of our directors and executive officers and overseeing our compliance with legal and regulatory requirements as they relate to matters of compensation. The compensation committee charter sets forth the committee’s role and responsibilities. Among other responsibilities enumerated in its charter, our compensation committee is responsible for:
•	Reviewing and approving our executive compensation policies and practices, as well as the corporate goals and objectives relevant to the compensation of our executive officers;
•	Reviewing and approving the compensation, including salary, bonuses and benefits, paid to our executive officers, including any employment agreements or similar arrangements;
•	Reviewing director compensation and recommending to the board any proposed changes to that compensation;
•	Evaluating the independence of any advisors retained by the compensation committee as required by law or rule and/or by such other criteria as determined by the compensation committee;
•	Reviewing and approving and, where required to do so, making recommendations to our board with respect to, cash incentive compensation plans and equity-based plans, and administering those plans; and
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Delegating any or all of its responsibilities to a subcommittee consisting of one or more members of the compensation committee, when appropriate and permitted by applicable legal and regulatory requirements.

Our compensation committee is authorized to administer our Management Incentive Plan (the “MIP”) and our 2018 LTIP and may delegate its authority thereunder to another committee of the board or to an appropriate officer of Alpha, in accordance with law and the terms of the applicable plan. For example, the 2018 LTIP provides our compensation committee the authority to delegate certain of its powers under the plan, relating only to employees who are not executive officers, to our chief executive officer. The committee has also delegated authority to our chief executive officer and/or certain other officers to approve eligible non-executive employees for participation in the Company’s Deferred Compensation Plan (the “Deferred Compensation Plan”).
In addition, our human resources department and our benefits committee, which is composed of senior employees, support the compensation committee in its work and act pursuant to delegated authority to fulfill various functions in administering the day-to-day aspects of our compensation and benefits plans.
Role of Executive Management in Determining Executive Compensation
Our compensation committee works with our management team in reviewing compensation matters, as more fully described above and in the section entitled “Compensation Discussion and Analysis”.

Annual Process for Determining Compensation of Executive Officers
As more fully described under “Compensation Discussion and Analysis”, our compensation committee, together with the independent compensation consultant engaged by the committee, conducts an annual review of our overall compensation program for executive officers and directors. With respect to executive officer compensation, our compensation committee reviews, among other items, each of the key components of compensation — base salary, short- and long-term incentives and other compensation and benefit programs — both within Alpha and as compared to peer data, to determine whether each of these components is in line with our compensation philosophy and the Company’s related goals and objectives. Upon the recommendation of our chief executive officer with respect to the compensation of each other executive officer, and, following its review of the findings of our independent compensation consultants, our compensation committee then determines the compensation for all executive officers.
Independent Compensation Consultants
The compensation committee has the authority to directly engage the services of outside advisors, including an independent compensation consultant, to assist the committee with its review of the Company’s executive and director compensation programs. The role of the independent compensation consultant includes, without limitation: (i) reviewing the peer group for benchmarking purposes with respect to compensation and performance, (ii) conducting a competitive assessment of each executive’s total direct compensation (e.g., base salary, annual- and long-term incentives), (iii) developing a trends report regarding executive compensation and keeping the compensation committee apprised of regulatory changes and other developments related to executive compensation, (iv) advising the compensation committee regarding annual- and long-term incentive plan design, (v) performing a competitive assessment of non-employee director compensation, and (vi) assisting with the preparation of proxy disclosures.
In May 2018 the committee retained Pearl Meyer & Partners, LLC (“Pearl Meyer”) as independent compensation consultant, which assisted the committee with its work during 2018 and 2019. During that time Pearl Meyer was the only compensation consultant that had a role in determining or recommending the amount or form of compensation paid to our executives and non-employee directors.
To maintain independence from management, Pearl Meyer did not provide any services to the Company other than services provided to the compensation committee. Prior to retaining Pearl Meyer, and during the course of Pearl Meyer’s service, the committee reviewed the following with respect to the services provided by Pearl Meyer: (i) whether Pearl Meyer provided other services to Alpha, (ii) the amount of fees received from the Company by Pearl Meyer as a percentage of the total revenue of Pearl Meyer, (iii) policies and procedures of Pearl Meyer that are designed to prevent conflicts of interest, (iv) any business or personal relationships of the consultants or Pearl Meyer with members of the compensation committee or Alpha’s executive officers, and (v) any Alpha stock owned by the consultants. In each case, the committee found that Pearl Meyer did not have any such relationships with Alpha or own stock in the Company.
Pearl Meyer reported directly to the compensation committee and, with the consent of the committee, coordinated and gathered information from members of management and human resources personnel with which to advise the committee. The work of Pearl Meyer for the committee did not present any conflicts of interest that required the committee’s consideration.
In January 2020, the compensation committee retained Meridian Compensation Partners, LLC (“Meridian”) to assist the committee with its review of the Company’s executive and director compensation programs. During 2020 Meridian was the only compensation consultant that had a role in determining or recommending the amount or form of compensation paid to our executives and non-employee directors. To maintain independence from management, Meridian has not provided, and it is expected that Meridian will not provide, any services to the Company other than services provided to the compensation committee. Prior to retaining Meridian, the committee reviewed, and on an annual basis will continue to review, the following with respect to the services provided by Meridian: (i) whether Meridian provided other services to Alpha, (ii) the amount of fees received from the Company by Meridian as a percentage of the total revenue of Meridian, (iii) policies and procedures of Meridian that are designed to prevent conflicts of interest, (iv) any business or personal relationships of the consultants or Meridian with members of the compensation committee or Alpha’s executive officers, and (v) any Alpha stock owned by the consultants. In each case, the committee has found that Meridian does not have any such relationships with Alpha or own stock in the Company.
Meridian reported directly to the compensation committee and, with the consent of the committee, coordinated and gathered information from members of management and human resources personnel with which to advise the committee. The work of Meridian for the committee did not present any conflicts of interest that required the committee’s consideration.
For more information regarding our compensation committee’s processes for determining executive officer compensation and the role of our independent compensation consultants in executive compensation matters, see “Compensation Discussion and Analysis”.
Nominating and Corporate Governance Committee
The nominating and corporate governance committee assists the board in identifying individuals qualified to become board members and executive officers and selecting, and recommending that the board select, director nominees for election to our board and its committees. Our nominating and corporate governance committee is also generally responsible for:
•	Developing and recommending governance policies and procedures for our board and monitoring compliance with our Corporate Governance Guidelines;
•	Considering questions of independence and possible conflicts of interest that may affect directors;
•	Leading our board in its annual performance review;
•	Making recommendations regarding the purpose, structure and operations of each of our board committees;
•	Overseeing and approving a management continuity planning process; and
•	Considering and recommending whether the board should accept any director resignations.
Director Nomination Procedures
Pursuant to our Corporate Governance Guidelines and the committee’s charter, our nominating and corporate governance committee reviews the qualifications of proposed director nominees to serve on our board and recommends nominees to our board. Our board is ultimately responsible for proposing a slate of nominees to the stockholders for election to the board, using information provided by the committee.
Our chief executive officer, members of our nominating and corporate governance committee, and other members of our board are sources for the identification of prospective director nominees. Our nominating and corporate governance committee also has authority to retain third-party search firms to identify director candidates. The committee may consider proposed nominees that are identified by stockholders in the manner prescribed by our bylaws (as described below).
Stockholder Director Nominations
Sections 2.10(a) and 2.10(b) of our third amended and restated bylaws describe the process by which stockholders of the Company may submit director nominations at an annual or special meeting of stockholders, respectively, at which directors are to be elected. The procedures for a stockholder to nominate a director at an annual meeting of stockholders include the following:
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The stockholder must have given timely written notice, in proper form, to the corporate secretary of the Company including, without limitation, the stockholder’s name and address and information regarding the stockholder’s ownership of Alpha securities. The deadlines for providing notice to the Company of a proposed director nomination at our next annual meeting are set forth in our bylaws and summarized in “Stockholder Proposals for the 2022 Annual Meeting”.

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The notice provided to the corporate secretary of the Company must include all information relating to a director nominee that would be required to be disclosed in a proxy statement or other filing pursuant to Regulation 14A of the Exchange Act, including the nominee’s written consent to being named in the proxy statement as a director nominee and to serving as a director if elected.

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The notice provided to the corporate secretary of the Company must include a reasonably detailed description of any compensatory, payment or other financial agreement, arrangement or understanding that such person has with any other person or entity other than the Company including the amount of any payment or payments received or receivable thereunder, in each case in connection with candidacy or service as a director of the Company.

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The notice provided to the corporate secretary of the Company must include, as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the proposal is made, the name and address of the stockholder (as they appear on the Company’s books) and the beneficial owner, for each class or series, the number of shares of capital stock of the Company that are held of record or are beneficially owned by the stockholder and by the beneficial owner, and a representation that the stockholder is a holder of record of stock of the Company entitled to vote at the meeting and intends to appear in person or by proxy at the meeting to bring the nomination or other business before the meeting.

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Alpha may also require that any proposed director nominee furnish such other information as may reasonably be required by the Company to determine the eligibility of such proposed nominee to serve as an independent director of the Company or that could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of such nominee.

The foregoing summary of our stockholder director nomination procedures is not complete and is qualified in its entirety by reference to the full text of our bylaws that has been publicly filed with the SEC and is available at no cost at www.sec.gov.
Director and Board Qualifications
We believe that our board members should have the highest professional and personal ethics and values. Candidates should bring integrity, insight, energy, and analytical skills to board deliberations. We recognize that the strength and effectiveness of the board reflects the balance, experience, and diversity of the individual directors, their commitment and, importantly, the ability of directors to work effectively as a group in carrying out their responsibilities. We seek board candidates who are:
•	Respected within the industry and our markets;
•	Proven leaders in the communities in which we do business;
•	Experienced managers;
•	Visionaries for the future of our business;
•	Able to effectively handle crises and minimize risk;
•	Dedicated to sound corporate governance;
•	Diverse in geographic origin, gender, ethnic background, and professional experience; and
•	Collegial.
We seek candidates who demonstrate an understanding of our short- and long-term goals and objectives and a commitment to enhancing stockholder value. Toward this goal, we believe that our directors should have experience with certain matters, including:
•	Senior leadership or operating experience;
•	Public company risk management;
•	Accounting and finance (including expertise that could qualify at least one director as an “audit committee financial expert”);
•	Public company board service;
•	Regulatory knowledge/expertise and familiarity with the natural resources industry;
•	Safety, health and environmental issues;
•	International markets;
•	Business development/M&A experience and experience formulating corporate strategy;
•	Risk management;
•	Communications;
•	Information Technology;
•	Government relations; and
•	Compensation/human resources issues.
Non-management director candidates should generally be free from any relationship with management or Alpha that could create a conflict of interest or compromise their independent judgment. The committee will also consider the length of an existing director’s service on the board and the extent to which a particular director would fill a present or anticipated future need on the board.
Our Corporate Governance Guidelines and the charter of the nominating and corporate governance committee state that the board, in identifying director candidates, will take into account all factors it considers appropriate to assure a strong board, which may include, among other things, diversity in geographic origin, gender, ethnic background and professional experience. Consistent with these documents, the board seeks nominees with distinct professional backgrounds, experience and perspectives so that the board as a whole has the range of skills and viewpoints necessary to fulfill its responsibilities. As part of our annual board self-evaluation process, the board evaluates whether or not the board as a whole has the appropriate mix of skills, experience, backgrounds and diversity in relation to the needs of the Company for the current issues facing the Company.
Our nominating and corporate governance committee periodically reviews with our board of directors and each committee the requisite skills and characteristics of individual directors as well as the composition of our board as a whole. From time to time, we may seek to enhance our board of directors with one or more members who possess a specific area of experience or expertise.
Once our nominating and corporate governance committee has identified a prospective nominee, the committee evaluates the prospective nominee against the standards and qualifications set forth above, as well as any other criteria the committee may consider appropriate.
While our nominating and corporate governance committee has no fixed process for evaluating proposed nominees, the members of the committee generally will review the resume of a proposed nominee and consult the proposed nominee’s personal references. Our nominating and corporate governance committee will also personally interview (and, as appropriate, suggest that other members of our board interview) the proposed nominee, if the committee considers the proposed nominee suitable for consideration. After completing this evaluation, our nominating and corporate governance committee makes a recommendation to the full board as to the persons who should be nominated by our board, and the board determines the nominees after considering the recommendation and report of the committee.
Safety, Health and Environmental Committee
The safety, health and environmental committee provides oversight of the Company’s performance in relation to safety, occupational health and environmental issues, including: (i) reviewing appropriate objectives and policies for the Company relative to the protection of the safety and health of employees, contractors, customers, the public and the environment, (ii) overseeing the Company’s monitoring and enforcement of these policies and related procedures and practices and, in connection with such oversight, assessing reports and other information provided by Company management and such external resources as the committee deems appropriate, (iii) overseeing the Company’s policies and procedures for identifying, assessing, monitoring and managing the principal risks in the Company’s business associated with safety and occupational health and the protection of the environment and, in connection with such oversight, assessing reports and other information provided by Company management and such external resources as the committee deems appropriate, (iv) discussing with management annually the scope, plans, and resources for conducting audits of the Company’s safety, health and environmental practices and performance and, at least annually, reviewing significant results of these audits, (v) reviewing the Company’s response to significant safety, health and environmental-related public policy, legislative, regulatory, political and social issues and trends that may affect the business operations, financial performance, or public image of the Company or the industry, and (vi) performing such other duties as assigned to it from time to time by the board.
Although not required by law, under the committee’s charter, a majority of its members must satisfy the independence standards of the NYSE.

DIRECTOR COMPENSATION
Process for Determining Non-Employee Director Compensation
Our compensation committee reviews, and makes recommendations to the board of directors regarding, non-employee directors’ compensation and benefits, including cash, equity-based awards and any other compensation. In determining non-employee director compensation, our compensation committee seeks advice from the independent compensation consultant retained by the committee to, among other functions: (i) conduct a competitive assessment of non-employee director compensation compared to competitive practice, (ii) inform the committee of emerging trends in director pay practices, and (iii) assess the amount of compensation that is adequate to compensate our directors for their time and effort with respect to board obligations. If, after the annual review of non-employee director compensation by our compensation committee, the committee determines that any changes should be made to such program, it will recommend them to our board for approval.
2020 Director Compensation
Pursuant to our Amended and Restated Non-Employee Director Compensation Policy (the “Director Policy”), we currently provide annual compensation to our non-employee directors based on an annual May 1 through April 30 compensation period (each period, a “Compensation Year”). For the Compensation Year that commenced on May 1, 2019, each of our non-employee directors serving at such time received an annual equity award with a grant date fair market value of $100,000 granted in the form of stock-settled restricted stock units (“RSUs”), an annual cash retainer of $75,000 and a fee for each meeting attended. For the Compensation Year that commenced on May 1, 2020 (the “2020 Compensation Year”), each non-employee director serving at such time received an annual award with a grant date fair market value of $100,000, granted as a combination of stock-settled RSUs and a cash award, and an annual cash retainer of $100,000, and meeting fees were eliminated. Mr. Stetson serves as a member of our board but does not receive any additional compensation in connection with that service.
Annual cash retainers are paid in quarterly installments. For any non-employee directors appointed to the board following the commencement of a Compensation Year, the director’s cash retainer will be pro-rated for any partial quarter of service, and the compensation committee will determine in its discretion whether such director will be eligible to receive a full or pro-rated annual RSU award or a special grant of RSUs. Effective June 2020, the board of directors reduced annual cash retainers by 5% for the remainder of the 2020 Compensation Year. The purpose of this action was to adjust director compensation comparably to the base salary reductions taken by company executives and employees.
Non-employee directors generally have the opportunity to elect to receive RSUs in lieu of the annual cash retainer. For the 2020 Compensation Year, Mr. Quillen and Mr. Vogel elected to receive RSUs in lieu of their pro-rated annual cash retainers.

In addition to the annual retainer, for each Compensation Year non-employee directors are entitled to receive additional cash retainers in connection with service as a non-employee chair of the board, lead independent director or chair or member of a committee of our board, as set forth in the following chart.
Position	Annual Chair / Lead Fee ($)	Annual Member Fee ($)
Non-Employee Chairman of the Board	100,000	n/a
Lead Independent Director if Employee Director is Chairman of the Board	20,000	n/a
Audit Committee	30,000	10,000
Compensation Committee	20,000	10,000
Safety, Health and Environmental Committee	15,000	5,000
Nominating and Corporate Governance Committee	12,000	5,000
Non-employee directors’ annual awards are granted pursuant to agreements that generally provide for vesting on the day immediately preceding the first anniversary of the grant date. The awards accelerate and vest in full in connection with a change in control of Alpha or if the director ceases to serve as a member of our board as a result of a reason other than for cause as of a date that is more than six months after the beginning but prior to the completion of the applicable Compensation Year. Unvested RSUs and cash amounts are forfeited upon a separation from service for cause.
Annual awards for the 2020 Compensation Year were made on May 1, 2020 for the non-employee directors serving on that date. The awards were comprised of 86% cash awards and 14% stock-settled RSUs, with the number of RSUs based on the grant date fair market value of the Company’s common stock. This blend of cash- and equity-based awards aligns with the award mix granted to our non-CEO executive officers in 2020 under the LTIP program described under “Long-Term Incentive Awards”. This structure also minimized the use of the limited shares remaining under the 2018 LTIP.
In connection with his appointment to the board in December 2020, Mr. Quillen received a pro-rated annual RSU award and pro-rated cash retainer for the then-current quarter of service, which he elected to receive in the form of RSUs. In connection with their appointments to the board in February 2021, Mr. Courtis, Ms. Fessenden and Mr. Smith each received a pro-rated cash retainer for the then-current quarter of service, and each received a pro-rated annual RSU award.
In November 2020, in connection with the resignations of Messrs. Lushefski and Geiger and Ms. Medine from the board, the board determined that each resigning director, at his or her prior written notice to the Company, would be eligible to elect to have their stock settled RSU awards that vested upon their resignation be paid to him or her in cash in lieu of shares of common stock. Each such resigning director elected to receive such cash payment and was paid an amount equal to $26,425 based on the value of the number of shares that otherwise would have been issued to the resigning director multiplied by $7.21, the closing price of a share of the Company’s common stock on November 20, 2020, the effective date of their resignation. In addition, the cash portion of the annual grant made to each resigning director was also accelerated and paid upon their resignation in the amount of $86,000 each.
We reimburse non-employee directors for travel expenses incurred in connection with attending board, committee and stockholder meetings and for other business-related expenses in accordance with our reimbursement policies, as they may be amended from time to time.

Director Stock Ownership Guidelines
To align our non-employee directors’ and executive officers’ interests with those of our stockholders, the board adopted stock ownership guidelines applicable to Alpha’s non-employee directors and executive officers effective August 13, 2019 (the “Ownership Guidelines”). Generally, non-employee directors must accumulate and maintain equity ownership in Alpha within five years of becoming a director with a value of no less than five times their annual cash retainer (not including meeting fees or committee chair or member compensation). In determining if a non-employee director has satisfied the Ownership Guidelines, all stock and equity interests beneficially owned by the director, or to which the director is otherwise entitled, are taken into consideration, including, without limitation, any unvested equity grants. For purposes of the Ownership Guidelines, equity ownership is measured following the end of each fiscal year of the Company, based on the average daily stock price of our common stock during the December of such fiscal year. The nominating and corporate governance committee is responsible for the administration and interpretation of the Ownership Guidelines. For a description of the Ownership Guidelines applicable to executive officers, see “Executive Stock Ownership Guidelines”.
No Hedging/Pledging Policies
The Company has adopted an insider securities trading policy that prohibits directors, officers and certain other employees from engaging in hedging transactions involving Company securities such as short selling, buying or selling publicly traded options (including puts and calls), zero-cost collar, and forward sales contracts. The policy also prohibits the holding by these persons of Alpha securities in a margin account or pledging Alpha securities as collateral for a loan.
2020 Director Compensation Table
The following table sets forth information concerning the compensation to our non-employee directors in respect of the fiscal year ended December 31, 2020. As noted above, Mr. Stetson receives no additional compensation for his service as a non-employee director. No compensation is reflected for Mr. Courtis, Ms. Fessenden and Mr. Smith, each of whom joined the board in February 2021.
Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	Total ($)
Albert E. Ferrara, Jr.	182,000	14,000	—	196,000
Michael J. Quillen(4)	70,000	89,640	—	159,640
Scott D. Vogel	69,696	131,798	—	201,494
Daniel J. Geiger	193,250	14,000	86,000	293,250
John E. Lushefski	212,750	14,000	86,000	312,750
Emily S. Medine	166,250	14,000	86,000	266,250
(1)
Reflects the annual cash retainer and additional cash retainers paid in connection with service as non-employee chair of the board, lead independent director or chair or a member of a committee of our board, in each case, for service during our fiscal year ended December 31, 2020.

(2)
The values in this column are based on the aggregate grant date fair values of awards computed in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification, (“ASC”) Topic 718, “Compensation-Stock Compensation” (“FASB ASC Topic 718”). The values set forth in this column relate to the following: (i) 3,665 RSUs granted on May 1, 2020, to each of Messrs. Ferrara, Geiger, Lushefski, and Vogel and Ms. Medine in connection with their annual equity awards for the 2020 Compensation Year (each with a grant date fair value of $3.82 per share); (ii) 26,178 RSUs granted to Mr. Vogel on May 1, 2020, which he elected to receive in lieu of his annual cash retainer for the 2020 Compensation Year (with a grant date fair value of $3.82 per share); (iii) 4,268 RSUs granted on March 11, 2020 to Mr. Vogel, which reflected a pro-rata portion of his annual equity award for the 2019 Compensation

Year (with a grant date fair value of $4.17 per share); (iv) 5,800 RSUs granted on December 14, 2020 to Mr. Quillen on December 14, 2020, which he elected to receive in lieu of his pro-rata annual cash retainer for the 2020 Compensation Year (with a grant date fair value of $13.50 per share), and (v) 840 RSUs granted to Mr. Quillen, which reflected a pro-rata portion of his annual equity award for the 2020 Compensation Year (with a grant date fair value of $13.50 per share). The RSUs in the prior sentence reflect all outstanding RSUs held by Messrs. Ferrara, Vogel and Quillen as of December 31, 2020. Upon their resignations from the board on November 20, 2020, Messrs. Geiger, Lushefski and Ms. Medine received accelerated vesting of their outstanding RSUs which they each elected to have settled in cash in an amount equal to $26,425, determined based on the number of shares underlying the vesting RSUs that otherwise would have been issued to the resigning director multiplied by $7.21, the closing price of a share of the Company’s common stock on November 20, 2020.
(3)
Reflects the accelerated vesting and payment of the cash portion of the annual award for the 2020 Compensation Year paid to Messrs. Geiger, Lushefski and Ms. Medine upon their resignations from the board on November 20, 2020.

(4)	Mr. Quillen was appointed to the board on November 23, 2020.
DIRECTOR RESIGNATION POLICY
Pursuant to the Company’s Corporate Governance Guidelines, management directors (currently only Mr. Stetson) are required to offer to resign from our board upon their resignation, removal or retirement as an officer of the Company, which resignation may be accepted by our board in its sole discretion. Our non-employee directors must inform, and offer his or her resignation to, the chair of the nominating and corporate governance committee, the chairman of the board and the CEO (if a different person from the chairman of the board) in the event of (i) any principal occupation or business association change, including retirement, or (ii) any change in circumstances which may cause him or her not to qualify as an independent member of our board under the rules of the NYSE or other applicable regulatory requirements. The nominating and corporate governance committee, with the advice and aid of the foregoing individuals, may make a recommendation to our board, which will then determine whether to accept or reject the offer of resignation.
COMMUNICATING WITH THE BOARD OF DIRECTORS
Stockholders and other interested parties may contact an individual director, the independent directors as a group or the board of directors as a whole by writing to one of the following addresses:
Via Overnight Courier	Via U.S. Mail
Board of Directors Attn: Roger L. Nicholson, Secretary Alpha Metallurgical Resources, Inc. 340 Martin Luther King, Jr. Blvd. Bristol, Tennessee 37620	Board of Directors Attn: Roger L. Nicholson, Secretary Alpha Metallurgical Resources, Inc. P.O. Box 848 Bristol, Tennessee 37621
Stockholders and other interested parties should clearly specify in each communication the name of the individual director or group of directors to whom the communication is addressed. Communications from stockholders and other interested parties will be promptly forwarded by the corporate secretary of Alpha to the specified director addressee. Communications addressed to the full board of directors or the group of non-management directors will be forwarded by the corporate secretary of Alpha to the chairman of the board of directors or the lead independent director, if any, as appropriate. Communications received through this method of delivery that do not indicate a specific recipient will be sent to the full board of directors. Concerns relating to accounting, internal controls or auditing matters are immediately brought to the attention of the chairman of the audit committee and are handled in accordance with procedures established by the audit committee. Items not related to directors’ duties and responsibilities, including solicitations or advertisements, may be excluded by the Corporate Secretary.

BOARD COMMITTEE REPORTS
AUDIT COMMITTEE REPORT
The audit committee of the Company’s board of directors is currently composed of three non-employee, independent directors and operates under a written charter adopted by the board of directors. The committee charter is available on the Company’s website, www.alphametresources.com.
The Company’s management is responsible for the Company’s financial reporting processes, including the system of internal controls. The independent registered public accounting firm is responsible for performing an audit of the Company’s consolidated financial statements and for issuing an opinion on the conformity of those financial statements with United States generally accepted accounting principles. The independent registered public accounting firm is also responsible for performing an audit of the effectiveness of internal controls over financial reporting and expressing an opinion on internal control over financial reporting. The audit committee oversees the Company’s financial reporting processes on behalf of the board of directors.
In this context, the audit committee has met and held discussions with management, the Company’s internal auditors and the independent registered public accounting firm. Management represented to the audit committee that the Company’s consolidated financial statements were prepared in accordance with United States generally accepted accounting principles, and the audit committee has reviewed and discussed the consolidated financial statements with management and the independent registered public accounting firm. The audit committee has also discussed internal control over financial reporting with management and the independent registered public accounting firm. The audit committee discussed with the independent registered public accounting firm matters required to be discussed by the Public Company Accounting Oversight Board and the Commission, regarding the independent accountant’s communications with the audit committee concerning independence, the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of the disclosures in the financial statements.
In addition, the audit committee has received the written disclosures and the letter from the independent registered public accounting firm required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent accounting firm’s communications with the audit committee concerning independence and has discussed with the independent registered public accounting firm the firm’s independence from the Company and its management. In concluding that the firm is independent, the audit committee considered, among other factors, whether any non-audit services provided by the firm were compatible with its independence.
The audit committee discussed with the Company’s independent registered public accounting firm and the Company’s internal auditors the overall scope and plans for their respective audits. The audit committee meets with the independent registered public accounting firm at least quarterly, with and without management present, to discuss the results of their audit, their evaluations of the Company’s internal controls and the overall quality of the Company’s financial reporting.

In reliance on the reviews and discussions referred to above, the audit committee recommended to the board of directors, and the board of directors has approved, that the audited consolidated financial statements be included in our 2020 Annual Report. The audit committee approved, and the board of directors ratified, the selection of the Company’s independent registered public accounting firm.
Albert E. Ferrara, Jr., Chair
Elizabeth A. Fessenden
Scott D. Vogel
COMPENSATION COMMITTEE REPORT
The compensation committee has reviewed and discussed the “Compensation Discussion and Analysis” section of this Proxy Statement with management. Based on its review and discussion with management, the compensation committee recommended to the board that the “Compensation Discussion and Analysis” section be included in this Proxy Statement.
Michael J. Quillen, Chair
Albert E. Ferrara, Jr.
Daniel D. Smith

EXECUTIVE COMPENSATION
References in this “Executive Compensation” section to “we,” “us,” “our” and other similar terms refer to Alpha Metallurgical Resources, Inc. and its consolidated subsidiaries, as the context requires.
COMPENSATION DISCUSSION AND ANALYSIS
Compensation of our named executive officers (“NEOs”) is determined under our compensation program for executive officers. This program is overseen by the compensation committee, which determines the compensation of our executive officers.
The following discussion relates to the compensation of our NEOs whose compensation is disclosed in the tables that follow, as well as the overall principles underlying our executive compensation policies. Our NEOs for the fiscal year ended December 31, 2020 are:
•	David J. Stetson, Chief Executive Officer (“CEO”) and Director,
•	C. Andrew Eidson, President and Chief Financial Officer,
•	Jason Whitehead, Executive Vice President (“EVP”) and Chief Operating Officer,
•	Roger L. Nicholson, EVP, Chief Administration Officer (“CAO”), General Counsel and Secretary, and
•	Daniel E. Horn, who was named EVP, Sales on December 14, 2020.
Compensation Executive Summary
Our executive compensation programs are designed to attract, retain and reward executives who create long-term stockholder value, share our mission, and perform in a manner that enables the Company to achieve its strategic goals. Our compensation programs provide a market-based total compensation program tied to financial and operating performance and aligned with the interests of our stockholders. Our compensation programs reflect, reinforce and communicate our commitment to operate safely, responsibly and ethically, and continually strive to improve and deliver quality in everything we do.
•
Our executive compensation programs are administered by our compensation committee, which is composed of independent directors appointed by our board. The compensation committee has the responsibility to review and approve executive and director compensation and ensure that our programs align with our policies and philosophies.

•
Variable compensation, both short- and long-term, comprises the majority of the compensation opportunities for our executive team. Long-term compensation opportunity is emphasized over short-term opportunity to encourage executive retention and to align our executives’ interests with long-term results.

•
The Alpha Metallurgical Resources, Inc. Annual Incentive Bonus Plan (described in “2020 Annual Bonuses” below) measures both financial and operational performance goals, with an emphasis on financial measures. All executives have identical goals, consistent with our belief in the importance of teamwork among our leadership team. Pay for performance is emphasized through a plan design that includes a threshold performance level, with upside should performance exceed expectations, and by establishing maximum incentive payouts.

•	Long-term incentives are a significant component of our total reward program. The opportunity for executives to earn awards, over time, aligns our executive team with the interests of our stockholders. For 2020, the long-term compensation design for NEOs other than the CEO was based on a portfolio approach consisting of RSUs and cash awards subject to a three-year ratable time-based vesting schedule and performance-based cash awards with three-year cliff-vesting based on the achievement of company performance metrics over a three-year performance period. Mr. Stetson’s long-term compensation design for 2020 consisted of RSUs subject to three-year ratable time-based vesting schedules and performance-based restricted stock units (“PSUs”) with three-year cliff-vesting based on the achievement of company performance metrics over a three-year performance period.
•
We use limited perquisites to enable us to attract and retain executive talent and further our business goals. These perquisites may include special arrangements (such as the Deferred Compensation Plan described in “Deferred Compensation” below) when existing tax-qualified retirement plans are subject to limitations on benefits under the Internal Revenue Code or when significant competitive gaps exist in comparison to our industry peers.

•	We believe our executives should own stock in the Company and have therefore adopted stock ownership guidelines applicable to our non-employee directors and executive officers.
•	Our severance and change in control policies generally include a double trigger payout approach and do not employ tax gross-ups (in the case of a change in control or otherwise).
Executive Compensation Process
Compensation Committee’s Role in Determining Executive Compensation
The compensation committee is responsible for ensuring that the Company’s executive compensation policies and programs reflect the short- and long-term interests of the Company’s stockholders and are competitive in the markets in which the Company competes for talent. The compensation committee reviews and approves the design of the compensation program, compensation levels, and benefit programs for the NEOs. When appropriate, the compensation committee consults with other board committees, such as the safety, health and environmental committee, to determine appropriate performance targets that relate to the Company’s non-financial achievements.
The compensation committee is committed to ensuring that our compensation and benefit programs are aligned with our values and business strategy by reviewing and analyzing the competitiveness of our executive compensation programs and our performance. Each key component of compensation (base salary, short- and long-term incentives) is reviewed for both internal equity and, when appropriate comparisons are available, for external competitiveness based on industry peers and published survey data.
At the 2020 annual meeting, our stockholders approved the 2019 compensation of our NEOs by approximately 95% of the votes cast. In making decisions with respect to 2020 and 2021 compensation, the compensation committee, with the assistance of its independent compensation consultant, has carefully considered the results of the advisory vote on executive compensation.
The compensation committee also takes into account external market conditions, such as competition for executives for a particular position, and position-specific factors when approving the total compensation for each NEO. The position-specific factors influencing the compensation levels include largely qualitative factors such as experience, tenure, job performance, contributions to our financial results, scope of responsibilities, and complexity of the position.

Role of Management and CEO in Determining Executive Compensation
As part of our process for establishing executive compensation, our CEO and the human resources department provide information and recommendations to the compensation committee and compensation consultant regarding compensation program design and appropriate performance metrics. Our CEO reviews the performance of our other NEOs with the compensation committee and makes recommendations to the committee regarding compensation levels and awards for our other NEOs. The compensation committee is responsible for determining the CEO’s compensation following a review of market data provided by our compensation consultant and the committee’s evaluation of the CEO’s performance. Our CEO does not participate in meetings of the compensation committee, or portions thereof, during which the committee discusses the CEO’s compensation.
Compensation Consultants
In 2020 the compensation committee used the services of Meridian, a nationally recognized public company compensation advisor, to advise it on executive and director compensation matters. The services performed by Meridian in 2020 are described under “Compensation Committee - Independent Compensation Consultants”. Meridian reported directly to the compensation committee and, with the consent of the compensation committee, coordinated and gathered from members of management and human resources personnel information with which to advise the compensation committee.
Ultimately, decisions about the amount and form of executive compensation are made by the compensation committee alone and may reflect factors and considerations other than the information and advice provided by our compensation consultants or management.
Peer Group
In 2020, the committee, with the input of Meridian and management, reviewed and revised our public company peer group to be used to assist us in making compensation decisions going forward. The companies were selected from a group of public companies in the mining, metals and energy industries, taking into account market capitalization and revenues similar to ours. Our public company peer group approved by the compensation committee consisted of the following companies:
Alliance Resource Partners, L.P.	Compass Minerals International, Inc.	TimkenSteel Corp.
Arch Resources, Inc.	CONSOL Energy Inc.	Tronox Holdings plc.
Carpenter Technology Corp.	Peabody Energy Corp.	Warrior Met Coal, Inc.
Cleveland-Cliffs Inc.	Schnitzer Steel Industries, Inc.	Worthington Industries, Inc.
Commercial Metals Co.	Suncoke Energy, Inc.
The same peer group was also used to inform compensation decisions through most of 2020. In July 2020, the compensation committee added Alliance Resource Partners, L.P. and removed Denbury Resources Inc. and Southwestern Energy Company from the peer group.
Executive Stock Ownership Guidelines
The board of directors believes it is important for our executive officers, including our NEOs, and directors to be owners in the Company to ensure the alignment of their goals with the interests of our stockholders. In August 2019, the board adopted the Ownership Guidelines, pursuant to which the Company’s executive officers are required to hold the equivalent of three times their base salary in our common stock, except in the case of our CEO, who is required to hold five times his base salary in our common stock. Each executive officer has a transition period of five years to meet the requirements set forth in the Ownership Guidelines. In determining if an executive officer has satisfied the Ownership Guidelines, all stock and equity interests beneficially owned by the executive officer, or to which the executive officer is otherwise entitled, are taken into consideration, including certain unvested equity grants. For further information regarding the Ownership Guidelines, including a description of the terms applicable to non-employee directors, see “Director Stock Ownership Guidelines”.
2020 Primary Elements of Compensation
The 2020 compensation program for our NEOs consisted of a number of elements that support our performance and retention objectives. The compensation earned under certain components may vary significantly based on company performance. The following chart summarizes the main components of our 2020 executive compensation program and the primary objectives of each.
Compensation Element	Description	Form	Objective
Base salary	Fixed based on level of responsibility, experience, tenure and qualifications	Cash	Support talent attraction and retention
Annual Incentive Bonus	Variable based on the achievement of annual financial, safety and environmental metrics	Cash	Link pay and performance
Drive the achievement of short-term business objectives
Long-Term Incentive Awards	Variable based on the achievement of longer-term goals and stockholder value creation	RSUs and/or cash that vest ratably over a three-year period	Support talent attraction and retention
		PSUs and/or cash that vest at the end of a three-year performance period subject to the satisfaction of relative total shareholder return, safety and production performance metrics	Link pay and performance
Drive the achievement of longer-term business objectives
Align NEO and stockholder interests
Other Compensation and Benefits Programs	Employee health, welfare and retirement benefits and deferred compensation	Group medical benefits	Support talent attraction and retention
		Life and disability insurance	Provide for tax-efficient retirement savings
		401(k) plan participation	Provide for supplemental retirement benefits
Deferred compensation plan
Pay Mix
As illustrated in the chart below, approximately 82% of Mr. Stetson’s and 75% of our other NEOs’ 2020 target annualized direct compensation was “at risk,” with most of the compensation subject to the achievement of short- and long-term financial or operational performance objectives. The compensation breakdown shown in the chart below reflects annualized target compensation for 2020. We believe that this balance of fixed and variable compensation is consistent with our executive compensation philosophy and maintains a strong link between the NEOs’ compensation and company performance, motivating executives to deliver strong business performance and, importantly, to create stockholder value.

2020 Target Total Direct Compensation Mix

100.0%
80.0%
60.0%
40.0%
20.0%
0.0%
Long-Term Incentive Awards 58.4%
Cash Incentive Bonus 23.1%
Base Salary 18.5%
82% "At Risk"
CEO
Long-Term Incentive Awards 51.5%
Cash Incentive Bonus 23.4%
Base Salary 25.1%
75% "At Risk"
Other NEOs Average

Base Salary
Base salary is the fixed element of each NEO’s annual cash compensation, and the foundation upon which other primary elements of compensation are based. The compensation committee awards competitive salaries in order to assist in attracting and retaining each NEO. Base salaries are reviewed by the compensation committee annually and determined with reference to the median salaries for similarly situated executives and also each NEO’s position-specific skills, tenure, experience, responsibility and performance. Our NEOs received a temporary 10% decrease in base salary in April 2020 as result of the company implementing wage reductions for selling, general and administrative expense (SG&A) related positions in an initial response to market uncertainties stemming from the coronavirus pandemic (COVID). These reductions were lifted in May 2020. In June 2020, our NEOs received a temporary 5% decrease in base salary as result of the company implementing longer term wage reductions in response to ongoing market uncertainties related to COVID. Mr. Whitehead’s base salary (before giving effect to the temporary wage reduction) increased from $475,000 to $650,000 effective July 6, 2020 as result of a compensation market analysis and benchmarking to other executives within the industry. Mr. Eidson’s base salary (before giving effect to the temporary wage reduction) increased from $500,000 to $600,000 in connection with his promotion and title change to President and CFO effective December 14, 2020. Mr. Nicholson’s base salary (before giving effect to the temporary wage reduction) increased from $450,000 to $500,000 in connection with his promotion and title change to EVP, CAO, General Counsel and Secretary effective December 14, 2020. The current base salaries for Mr. Stetson ($950,000), Mr. Eidson ($570,000), Mr. Whitehead ($617,500), and Mr. Nicholson

($475,000) include the 5% wage reduction, which remains in effect. The company plans to lift the wage reductions effective March 29, 2021 for non-executive employees, but the NEOs will remain subject to the wage reduction beyond that date. Mr. Horn’s base salary increased from $325,000 to $380,000 effective August 31, 2020 and has not increased since becoming a NEO effective December 14, 2020.
2020 Annual Bonuses
The Alpha Metallurgical Resources, Inc. Annual Incentive Bonus Plan (the “Bonus Plan” or “AIB”) provides annual cash incentives to our executive officers and other key employees to reward performance, as measured against fundamental company financial and operational goals. During 2020, all of our NEOs participated in the AIB.
Performance Metrics.
In establishing 2020 performance goals under the AIB, the compensation committee considered the economic environment and challenges to be faced during the fiscal year including uncertainties stemming from the COVID. The compensation committee designed the performance goals to ensure that performance significantly in excess of the target performance goals would be rewarded with above target payout levels, up to the cap established by the compensation committee. In setting the target goals, the compensation committee sought to establish challenging but attainable goals that would motivate and reward the NEOs for strong performance without encouraging excessive risk taking.
For 2020, the compensation committee approved a mix of performance measures based on financial metrics and operational metrics, as shown in the table below. Additional information regarding the performance metrics is included in the footnotes to the table below.
The compensation committee approved the following metrics, the respective weighting of each metric and the performance thresholds for the executives’ 2020 annual bonuses under the Bonus Plan. There were no adjustments made to these metrics after initial approval. The metrics were intended to align annual incentive compensation for 2020 with the goals and objectives set forth in the Company’s business plan, specifically a focus on safety, environmental compliance and financial performance, especially with respect to costs. If the threshold level of performance for any of our metrics is not achieved, the resulting payout as a percentage of target is 0%, and no payouts are made under the metric.
The table below sets forth the performance metrics and their respective weightings and thresholds as well as the 2020 performance under each metric:
	2020 Metric Goals				2020 Performance
Performance Metric	Weighting	Threshold Payout (50%)	Target Payout (100%)	Maximum Payout (200%)	Performance	Payout as % of Target	Aggregate Target Bonus % Earned
EBITDA(1)	30.00%	$73.92M	$92.40M	$153.24M	$130.55M	162.71%	48.81%
Cost of Coal Sales per Ton Sold – Met(2)	30.00%	$84.24	$78.50	$73.72	$70.54	200.00%	60.00%
Cost of Coal Sales per Ton Sold - Steam(2)	10.00%	$50.96	$47.00	$43.65	$40.55	200.00%	20.00%
Safety – NFDL(3)	20.00%	2.51	2.28	2.05	2.18	143.48%	28.70%
Environmental Compliance(4)	10.00%	85	65	55	32	200.00%	20.00%
Total	100%						177.51%
(1)	AIB EBITDA was $130.55 million in 2020 under the formula adopted by the compensation committee and, as a result, the target performance goal was achieved, resulting in above payout pursuant to the EBITDA metric. AIB EBITDA was calculated as follows: 2020 Income from Continuing Operations plus Interest Expense, Income Tax Expense, Depreciation, Depletion and Amortization, and Amortization of Acquired Intangibles, less Interest Income and Income Tax Benefit (“EBITDA”), and excluding the following (i) AIB, Operations Incentive Bonus (“OIB”), and stock compensation expenses, (ii) Impairment of tangible and intangible assets and related charges, (iii) Gains or Losses associated with Asset Retirement Obligations (“ARO”), (iv) Costs, Revenues, Gains or Losses associated with board approved future and completed business combinations, capital market transactions, reorganizations and/or restructuring programs (including severance/separation costs), and (v) Extraordinary, unusual, infrequent or non-recurring items not encompassed in the above exclusions, as determined by the board.
(2)
AIB Cost of Coal Sales per Ton Sold was $70.54 for metallurgical coal sales and $40.55 for steam coal sales in 2020 under the formula adopted by the compensation committee and, as a result, the maximum performance goal was achieved on both metrics, resulting in maximum payout. AIB Cost of Coal Sales per Ton Sold was calculated as follows: Weighted Average 2020 Cost of Coal Sales per Ton Sold, excluding the following (i) AIB, OIB, stock compensation and sales related expenses, (ii) Impairment of tangible and intangible assets and related charges, (iii) Gains or Losses associated with ARO or idled assets, (iv) Costs, Revenues, Gains or Losses associated with board approved future and completed business combinations, reorganizations and/or restructuring programs (including severance/separation costs), (v) Costs, Revenues, Gains or Losses associated with coal purchased from third parties, and (vi) Extraordinary, unusual, infrequent or non-recurring items not encompassed in the above exclusions, as determined by the board.

(3)
AIB Non-Fatal Days Lost (“NFDL Rate”) was 2.18 in 2020 and, as result, the target performance goal was achieved, resulting in above payout pursuant to the NFDL metric. NFDL Rate is a standard established by the Mine Safety and Health Administration and is widely used by coal companies to judge their safety performance.

(4)
AIB Environmental Compliance, which is measured by the total number of water quality exceedances, excluding selenium, was 32 in 2020 under the formula adopted by the compensation committee and, as result, the target performance goal was achieved, resulting in above payout pursuant to this metric.

Targets and Payouts for 2020.
The compensation committee sets the target amount of executives’ bonus opportunities to be at or around the median of competitors and industry peers. Potential 2020 bonus payouts for our NEOs who participated in the AIB ranged from 0% to 200% of the target opportunity, based on the achievement of performance metrics. There is no payout for achievement at or below a threshold goal.
Payouts under the Bonus Plan are typically made around or following the end of the applicable fiscal year, after achievement of performance metrics for the year have been determined. For 2020, performance was measured in early December 2020 based on the metrics’ actual performance levels through November and the forecasted performance for December. Since performance was tracking well above target, an initial payout at target was made in late December 2020. Thereafter, in February 2021, the compensation committee reviewed the metrics’ actual performance levels through December 31, 2020, and approved the remaining payout based on actual performance metrics minus the initial payout. The final payout occurred in March 2021.
The following table sets forth the payouts earned by each participating NEO pursuant to the Bonus Plan for 2020. Each NEO’s annual bonus payment equaled 177.51% of his target bonus amount.
Officer	2020 Base Salary ($)	2020 Annual Target Bonus Opportunity (as a % of base salary)	2020 Target Bonus ($)	2020 Actual Performance as a % of Target Bonus	2020 AIB Bonus ($)
David J. Stetson	950,000	125%	1,187,500(1)	177.51%	2,107,899(2)
C. Andrew Eidson	570,000	100%	570,000(1)	177.51%	1,011,792(2)
Jason E. Whitehead	617,500	100%	617,500(1)	177.51%	1,096,108 (2)

Officer	2020 Base Salary ($)	2020 Annual Target Bonus Opportunity (as a % of base salary)	2020 Target Bonus ($)	2020 Actual Performance as a % of Target Bonus	2020 AIB Bonus ($)
Roger L. Nicholson	475,000	100%	475,000(1)	177.51%	843,160(2)
Daniel E. Horn	380,000	75%	285,000(1)	177.51%	505,896(2)
(1)	Target Bonus was paid on December 18, 2020.
(2)	Remaining 2020 AIB Bonus was paid on March 12, 2021 based on the difference between the final calculated 2020 AIB and the Target Bonus already paid on December 18, 2020.
Long-Term Incentive Awards
In 2016, when the Company was still private, the Company adopted, and stockholders approved, the MIP, under which grants of RSUs, restricted stock, stock options and vested shares of our common stock were made to our NEOs and other executives, non-employee directors and key employees.
The Company adopted the 2018 LTIP on April 29, 2018, pursuant to which awards of stock options, stock appreciation rights, restricted stock, RSUs, performance awards and other cash- and stock-based awards may be granted to our employees, consultants and non-employee directors.
Based on a review of the Company’s historical grant practices and compensation objectives, the compensation committee and the board determined in February 2020 that there was an insufficient number of shares available for issuance under the 2018 LTIP to make the annual grants for 2020 under the 2018 LTIP that the compensation committee believes were appropriate to fulfill the Company’s long-term compensation objectives. As a result of this shortfall, in 2020, PSUs were granted only to the CEO and the compensation committee approved the adoption of an interim long-term incentive framework for 2020 for the other NEOs that was comprised of a combination of both equity-based and cash-based awards, as follows: (i) 14% of each award was granted in the form of stock-settled RSUs that are scheduled to vest in equal installments on each of February 18, 2021, 2022 and 2023; (ii) 21% of each award was granted in the form of a time-based cash award that is scheduled to vest in full on February 18, 2023; and (iii) 65% of each award was granted in the form of a performance-based cash award that is scheduled to vest at the end of a three-year performance period, from January 1, 2020 through December 31, 2022, based on the achievement of safety, production and relative total shareholder return performance metrics. The performance-based component of the award will have potential payouts ranging from 0% to 200% of target levels. In February 2020, Messrs. Eidson, Whitehead, Nicholson and Horn received awards under this new framework having aggregate target award values of $1,000,000, $950,000, $900,000 and $227,500, respectively.
The PSUs and performance-based cash are scheduled to vest on February 18, 2023, subject to the employees’ continued employment through such date and the satisfaction of performance conditions that are based 50% on the Company’s achievement of relative total shareholder return (rTSR) as compared to the median of its comparator group, 25% on the Company’s safety metric achievement of non-fatal days lost (NFDL), and 25% on the Company’s production metric achievement of underground feet per shift (FPS) during a three-year performance period. The performance period for awards granted in 2020 is January 1, 2020 through December 31, 2022. Following February 18, 2023, any vested PSUs will be paid in shares of our common stock and any vested performance-based cash awards will be paid in cash.

For 2020, Mr. Stetson’s long-term incentive award was comprised of two stock-settled components in accordance with the terms of his employment agreement, as follows: (i) 35% of his award was granted in the form of RSUs that are scheduled to vest in equal installments on each of February 18, 2021, 2022 and 2023, and (ii) 65% of the award was granted in the form of PSUs that are scheduled to vest at the end of a three-year performance period, from January 1, 2020 through December 31, 2022, based on the achievement of the same safety, production and relative total shareholder return performance metrics as for the performance-based cash awards granted to the other long-term incentive plan participants for 2020. The target award value for Mr. Stetson's PSUs was $1,950,000. The terms of the long-term incentive award granted to Mr. Stetson was subsequently modified in January 2021 pursuant to his amended and restated employment agreement as further described below under “2021 Compensation Decisions”.
To ensure that the 2021 long-term incentive compensation for the NEOs other than the CEO could be comprised of an equity award mix that closely aligns to stockholder returns, rewards superior performance over peer companies, and maintains a retentive element through time-based vesting requirements, Mr. Stetson volunteered to forgo his 2021 grant entirely and cancel the PSUs granted to him in 2020. This action was accepted by the board and compensation committee and was set forth in Mr. Stetson’s amended and restated employment agreement effective January 26, 2021. This action returned 302,795 shares to the MIP pool, which were made available for the January 29, 2021 equity grants to the NEOs other than the CEO in the form of RSUs and PSUs.
2020 Executive Retention Awards
No retention awards were granted to any of our NEOs in 2020.
In December 2020, Mr. Horn became vested in two cash retention awards of $105,400 and $113,795 originally granted in April 2018 and November 2018, respectively. These payments were paid to Mr. Horn on December 18, 2020.
2021 Compensation Decisions
In January 2021, the compensation committee and the board modified the vesting schedule of the 2020 time-based cash awards to provide for vesting in equal installments on each of February 18, 2021, 2022 and 2023. The compensation committee and the board also more broadly modified the long-term incentive framework for 2021, which, for executives other than the CEO, is comprised of 100% equity-based awards, as follows: (i) 50% of each award is granted in the form of stock-settled RSUs that are scheduled to vest in equal installments over a three-year period on the annual anniversary of the grant date; and (ii) 50% of each award is granted in the form of PSUs that are scheduled to vest at the end of a three-year performance period based on the achievement of safety, production and relative total shareholder return performance metrics.
As part of Mr. Stetson’s amended and restated employment agreement effective January 26, 2021, his 2020 grant of PSUs was cancelled entirely. Mr. Stetson also waived his right to receive any 2021 LTIP awards in connection with his amended and restated employment agreement. These actions were necessary because there would otherwise have been insufficient shares available under our LTIP program to accomplish the goal of the compensation committee and the CEO that the non-CEO executive officers receive equity-based awards in 2021, rather than cash-based awards. The vesting terms of Mr. Stetson’s 2020 RSUs, which were scheduled to service-vest in equal installments over a three-year period from the grant date, were modified such that the last two-thirds of the award will vest on the second anniversary of the grant date.

Deferred Compensation
Our NEOs are eligible to participate in the Deferred Compensation Plan which permits certain of our highly compensated employees to receive supplemental retirement benefits in excess of the tax-qualified plan limits under the Internal Revenue Code. The Deferred Compensation Plan is designed to further the interests of our stockholders by helping us attract and retain key talent by providing them with these additional retirement benefits. Under the Deferred Compensation Plan, we maintain a supplemental retirement account for each participant to which we credit annual contributions equal to the sum of (i) the participant’s compensation that is in excess of the federal tax-qualified plan limit under Section 401(a)(17) of the Internal Revenue Code multiplied by the aggregate matching company contribution percentage for our tax-qualified retirement plans in effect for the applicable year (none in 2020), plus, in the discretion of our compensation committee (ii) a discretionary contribution in an amount equal to a percentage of the participant’s eligible compensation under our tax-qualified plans (none in 2020).
Upon a participant’s termination of employment without cause or by the participant for good reason, involuntary termination in connection with a change in control (as determined by the Company in its discretion prior to the change in control) or due to death or disability (all as defined in the participant’s employment agreement or the Deferred Compensation Plan), the participant will receive a pro-rated credit as of December 31st of the year for which the contribution was made. All contributions made to participant accounts are fully vested when credited.
CEO Employment Agreements and Executive Offer Letters
Our chief executive officer has historically entered into an employment agreement with the Company, which is intended to retain and competitively compensate the executive for his position with the Company and provide severance benefits on specified terminations of employment. The terms of the amended and restated employment agreement entered into with Mr. Stetson, including the severance amounts payable to Mr. Stetson under the terms of his employment agreement in connection with a qualifying termination of employment are described under “Potential Payments on Termination and Change in Control—Chief Executive Officers”.
No other NEOs have individual employment agreements with the Company, but each of our executive officers (other than our CEOs) executed an offer letter with the Company upon the executive’s commencement of employment. The offer letters set forth the general terms of the executive’s compensation, including annual base salary, target annual bonus opportunity under the AIB (as a percentage of base salary), target annual equity award value (as a percentage of base salary) and severance multiple under the KESP.
Non-CEO Severance and Change in Control Arrangements
Our NEOs other than Mr. Stetson are participants in our KESP, which provides participants with severance benefits following a qualifying termination of employment and enhanced benefits in connection with a change in control. The terms and estimated amounts of these benefits are described below under “Potential Payments on Termination and Change in Control—Key Employee Separation Plan”.
The compensation committee believes these change in control and termination provisions are necessary to ensure that the actions and recommendations of senior management and other employees with respect to change in control transactions are in our and our stockholders’ best interests, and to reduce the distraction regarding the impact of such a transaction on the employment status of an NEO. These programs were reviewed by our board who concluded that the terms of these programs were in line with market practices.

The CEO’s employment agreement and the KESP do not provide for payment to cover “golden parachute” excise taxes imposed under Section 4999 of the Internal Revenue Code. Rather, payments due in connection with a change of control to participants will be reduced to the extent necessary to avoid the excise tax, unless it is determined that the net after-tax benefits to a participant would be greater if the reductions were not imposed (i.e., “best net” treatment).
Retirement and Other Benefits
Our NEOs are eligible to participate in our employee benefit plans provided to other employees, including health and welfare benefits and our 401(k) plan. In April 2020, the Company suspended matching contributions, which were up to 100% of the first 3% and 50% of next 2% (aggregate of 4%) of a participant’s contributions. For 2020, the Company also did not make a qualified non-elective contribution.
Tax and Accounting Considerations
We recognize a charge to earnings for accounting purposes for equity awards over their vesting period. As a private company, we did not consider the accounting impact as a material factor in determining the equity award amounts for our executive officers. However, since we became a public company, the compensation committee has considered the accounting impact of equity awards in addition to considering the impact to dilution and overhang when deciding the amounts and terms of equity grants.
We do not require executive compensation to be tax deductible for our Company, but instead balance the cost and benefits of tax deductibility to comply with our executive compensation goals. For example, Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to a publicly held corporation for compensation in excess of $1 million paid in any taxable year to its chief executive officer, chief financial officer and certain other executive officers. As a private company, we were not subject to the deductibility limit of Section 162(m), and did not take such limit into consideration in setting compensation for our executive officers because Section 162(m) did not apply to us. Following the expiration of any transition period that may be available to us as a newly public company and taking into account other transition relief that may be available, we expect that the compensation committee will consider the tax deductibility of compensation, but will be fully authorized, in the exercise of its business judgment and in accordance with its compensation philosophy, to approve compensation that is not tax deductible when it believes that such payments are in our stockholders’ best interests.
Risk Assessment of Compensation Programs
Our compensation committee, after considering the input of its independent compensation consultant, conducted an assessment of the risks associated with our compensation policies and programs, and determined that our compensation policies and programs do not create risks that are reasonably likely to have a material adverse effect on us.
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
No member of the compensation committee is, or ever has been, an employee or an officer of our Company. During 2020, none of our executive officers served as a director or a member of the compensation committee of another company, one of whose executive officers served as a member of our compensation committee, and none of our executive officers served as a member of the compensation committee of another company, one of whose executive officers served as one of our directors.

2020 SUMMARY COMPENSATION TABLE
The following summary compensation table sets forth information concerning the compensation of our NEOs for the fiscal years ended December 31, 2020, 2019 and 2018.
Name and Principal Position	Fiscal Year	Salary ($)(1)	Bonus ($)(2)	Stock Awards ($)(3)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)(4)	Change in Pension Value and Non- qualified Deferred Compensation Earnings ($)(5)	All Other Compen- sation ($)(6)	Total
David J. Stetson Chief Executive Officer	2020	968,222	—	3,291,267	—	2,107,899	—	44,511	6,411,899
	2019	411,933	450,000	1,252,083	—	—	—	50,067	2,164,083
C. Andrew Eidson President and Chief Financial Officer	2020	484,060	—	406,128	—	1,011,792	3,511	15,865	1,921,356
	2019	500,000	600,000	784,789	—	300,000	—	13,360	2,198,149
	2018	500,000	1,000,000	749,925	—	698,205	96,414	22,000	3,066,544
Jason E. Whitehead EVP and Chief Operating Officer	2020	530,554	—	385,822	—	1,096,108	—	13,330	2,025,814
	2019	151,635	—	—	—	108,300	—	22,122	282,057
Roger L. Nicholson EVP, Chief Administrative Officer, General Counsel and Secretary(8)	2020	435,670	—	365,517	—	843,160	—	19,951	1,664,298
	2019	8,654	—	—	—	21,600	—	347	30,601
Daniel E. Horn EVP, Sales	2020	329,319	219,195	92,393	—	505,896	—	24,827	1,171,630
(1)
The values set forth in this column reflect the salaries paid for the applicable fiscal year. For the fiscal year ending December 31, 2019, this column represents the salaries paid for the period of July 29, 2019 to December 31, 2019 for Mr. Stetson, and the period of August 14, 2019 to December 31, 2019 for Mr. Whitehead and the period of December 2, 2019 to December 31, 2019 for Mr. Nicholson. Mr. Stetson joined the Company as chief executive officer effective July 29, 2019, Mr. Whitehead joined the Company as chief operating officer effective August 14, 2019 and Mr. Nicholson joined the Company as general counsel effective December 2, 2019.

Amounts in 2019 for Mr. Stetson also include $46,548 in respect of his annual cash retainer and fees paid in connection with his service as a non-employee director from January 2019 through April 2019.

(2)
For 2020, the values set forth in this column reflect cash retention awards of $105,400 and $113,795 paid to Mr. Horn on December 18, 2020. For 2019, the values set forth in this column reflect a special retention bonus paid to Mr. Eidson and a discretionary bonus paid to Mr. Stetson.

(3)
The values set forth in this column reflect the aggregate grant date fair value of awards (which for PSUs, is based on target and excludes the effect of estimated forfeitures) computed in accordance with FASB ASC Topic 718. These amounts, which do not correspond to the actual value that may be realized by our NEOs, were calculated using the valuation assumptions discussed in the “Share-Based Compensation” footnote to the financial statements in our 2020 Annual Report. For 2020, the values set forth in this column reflect grants on February 18, 2020 of (i) PSUs to Mr. Stetson with a grant date fair value of $6.36 per share for the safety and production components and a grant date fair value of $8.53 per share for the rTSR performance component, and (ii) RSUs granted to our NEOs other than the CEO with a grant date fair value of $6.36 per share. Assuming maximum achievement of performance conditions, the value of Mr. Stetson’s PSUs at the grant date was $4,508,614. Mr. Stetson’s PSUs were voluntarily cancelled in January 2021 and (iii) the rTSR component of the performance-based cash awards granted to our NEOs other than the CEO with a grant date fair value of $0.8245 (the safety and production components of the awards will be reported in the Non-Equity Incentive Plan Compensation column if and when they are earned at the end of the performance period).

(4)
The values set forth in this column represent annual bonuses earned under our Bonus Plan in respect of 2020 performance based on achievement of the performance metrics described under “2020 Annual Bonuses”.

(5)
The values set forth in this column represent deferred compensation earnings earned based upon eligible compensation earned during the year under the Deferred Compensation Plan. For 2019 and 2020, there were no above-mark or preferential earnings on non-qualified deferred compensation.

(6)
The values set forth in this column include for 2020 (i) employer 401(k) contributions for Messrs. Stetson and Eidson of $11,400 each and for Whitehead ($8,114), Nicholson ($4,667) and Horn ($5,669), (ii) employer contributions to a Health Savings Account (“HSA”) of $1,100 to each NEO, (iii) imputed income on group term life insurance for Messrs. Stetson ($30,005), Eidson ($3,365), Whitehead ($2,466), Nicholson ($13,284) and Horn ($10,188), (iv) a reimbursement for airfare to Mr. Stetson ($1,256), (v) automobile allowances paid to Messrs. Stetson ($750), Whitehead ($750) and Horn ($7,800), (vi) mobile allowances paid to Messrs. Whitehead ($900) and Nicholson ($900), and (vii) a holiday gift card in the amount of $70 including the gross up of taxes awarded to Mr. Horn prior to becoming a NEO.
2020 GRANTS OF PLAN-BASED AWARDS
The following table sets forth information concerning grants of plan-based awards made to our NEOs during the fiscal year ended December 31, 2020.
		Estimated Future Payouts Under Non- Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units(3) (#)	Grant Date Fair Value of Stock and Option Awards(4) ($)
Name	Grant Date	Minimum ($)	Target ($)	Maximum ($)	Minimum (#)	Target (#)	Maximum (#)
David J. Stetson	—	593,750	1,187,500	2,375,000	—	—	—	—	—
	2/18/2020	—	—	—	75,699	151,398	302,796	—	962,891
	2/18/2020	—	—	—	75,699	151,397	302,794	—	1,291,416
	2/18/2020	—	—	—	—	—	—	163,044	1,036,960
C. Andrew Eidson	—	285,000	570,000	1,140,000	—	—	—	—	—
	2/18/2020	210,097	210,097	210,097	—	—	—	—	—
	2/18/2020	162,500	325,000	650,000	—	—	—	—	—
	2/18/2020	—	—	—	162,500	325,000	650,000	—	267,963
	2/18/2020	—	—	—	—	—	—	21,724	138,165
Jason E. Whitehead	—	308,750	617,500	1,235,000	—	—	—	—	—
	2/18/2020	199,591	199,591	199,591	—	—	—	—	—
	2/18/2020	154,375	308,700	617,500	—	—	—	—	—
	2/18/2020	—	—	—	154,375	308,750	617,500	—	254,564
	2/18/2020	—	—	—	—	—	—	20,638	131,258
Roger L. Nicholson	—	237,500	475,000	950,000	—	—	—	—	—
	2/18/2020	189,085	189,085	189,085	—	—	—	—	—
	2/18/2020	146,250	292,500	585,000	—	—	—	—	—
	2/18/2020	—	—	—	146,250	292,500	585,000	—	241,166
	2/18/2020	—	—	—	—	—	—	19,552	124,351
Daniel E. Horn	—	142,500	285,000	570,000	—	—	—	—	—
	2/18/2020	47,799	47,799	47,799	—	—	—	—	—
	2/18/2020	36,969	73,938	147,875	—	—	—	—	—
	2/18/2020	—	—	—	36,969	73,938	147,875	—	60,962
	2/18/2020	—	—	—	—	—	—	4,942	31,431
(1)
The amounts in the first row of this column reflect the range of the annual bonuses under our Bonus Plan that our NEOs were potentially eligible to earn in respect of performance in 2020 as described under “2020 Annual Bonuses”. The second row in this column for each of the NEOs excluding Mr. Stetson reflects the time-based cash awards granted on February 18, 2020 under the 2018 LTIP that are scheduled to vest, subject to continued employment with us, on February 18, 2023. The third row in this column for each of the NEOs excluding Mr. Stetson reflects the performance-based cash awards subject to safety and production metrics granted on February 18, 2020 under the 2018 LTIP for which the actual amount that will be payable, subject to continued employment with us, will not be determinable until the close of the three-year vesting performance period ending on December 31, 2022.

(2)
For Mr. Stetson, this column reflects the number of shares of common stock subject to PSUs granted on February 18, 2020 under the 2018 LTIP. The first row reflects the portion of the award subject to safety and production metrics and the second row reflects the portion of the award subject to rTSR. For all other NEOs, the amounts in this column reflect the performance-based cash awards subject to the rTSR metric granted on February 18, 2020 under the 2018 LTIP. In each case, the minimum future payout is 50% and the maximum is 200% with interpolation in between. The payout of the portion subject to rTSR is capped at

100% for negative TSR regardless of the peer group median TSR. The actual amount of this award that will be payable, subject to continued employment with us, will not be determinable until the close of the three-year vesting performance period ending on December 31, 2022.
(3)
This column shows the number of shares of common stock underlying RSUs granted on February 18, 2020 under the 2018 LTIP that are scheduled to vest, subject to continued employment, in equal installments on each of February 18, 2021, 2022 and 2023.

(4)
The grant date fair value calculations are computed in accordance with FASB ASC Topic 718, based upon the valuation assumptions discussed in the “Share-Based Compensation” footnote to the financial statements in our 2020 Annual Report.

OUTSTANDING EQUITY AWARDS AT 2020 FISCAL YEAR END
The following table summarizes the number of shares of common stock underlying outstanding equity incentive plan awards for each NEO as of December 31, 2020.
		Option Awards				Stock Awards
Officer	Grant Date	Numbers of Securities Underlying Unexercised Options Exercisable (#)	Numbers of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (1) (#)	Market Value of Shares or Units of Stock That Have Not Vested (2) ($)	Number of Unearned Performance Share Units That Have Not Vested (3) (#)	Market or Payout Value of Unearned Performance Share Units That Have Not Vested (4) ($)
David J. Stetson	7/29/2019	—	—	—	—	21,800	247,866	—	—
	2/18/2020	—	—	—	—	163,044	1,853,810	—	—
	2/18/2020	—	—	—	—	—	—	302,795	3,442,779
C. Andrew Eidson	3/7/2017	13,479	—	66.13	3/7/2027	—	—	—	—
	11/12/2018	—	—	—	—	6,669	75,827	—	—
	2/9/2019	—	—	—	—	—	—	7,829	89,016
	2/18/2020	—	—	—	—	21,724	247,002	—	—
	2/18/2020	—	—	—	—	—	—	—	325,000
Jason E. Whitehead	2/18/2020	—	—	—	—	20,638	234,654	—	—
	2/18/2020	—	—	—	—	—	—	—	308,750
Roger L. Nicholson	2/18/2020	—	—	—	—	19,552	222,306	—	—
	2/18/2020	—	—	—	—	—	—	—	292,500
Daniel E. Horn	11/12/2018	—	—	—	—	809	9,198	—	—
	2/9/2019	—	—	—	—	—	—	1,425	16,202
	2/18/2020	—	—	—	—	4,942	56,191	—	—
	2/18/2020	—	—	—	—	—	—	—	73,938
(1)
The remaining vesting tranches of Mr. Stetson’s July 29, 2019 RSUs vest in equal installments on July 29, 2021 and 2022. The remaining vesting tranches of Mr. Eidson’s and Mr. Horn’s RSUs granted on November 12, 2018 vest in equal installments on each of February 9, 2021 and 2022. The RSUs granted to each of the NEOs on February 18, 2020 (excluding Mr. Stetson) vest in equal installments on each of February 18, 2021, 2022 and 2023. In January 2021, the vesting terms of Mr. Stetson’s 2020 RSUs, which were scheduled to service-vest in equal installments over a three-year period from the grant date, were modified to provide that the remaining two-thirds of the award will vest on the second anniversary of the grant date.

(2)
The market value calculations reported in this column are computed by multiplying $11.37, the closing market price per share of our common stock on December 31, 2020, by the number of shares or units underlying the award, respectively.

(3)
Mr. Stetson’s PSUs were granted on February 18, 2020 for the 2020-2022 performance period and assume target achievement of performance goals. In January 2021, Mr. Stetson’s PSUs were cancelled. Mr. Eidson’s and Mr. Horn’s PSUs were granted on February 9, 2019 for the 2019-2021 performance period and assume target achievement of performance goals. Any payments under these performance share units will be determined based on actual performance through 2021.

(4)
The market value calculations reported in this column are computed by multiplying $11.37, the closing market price per share of our common stock on December 31, 2020, by the number of units underlying the award. See “Long-Term Incentive Awards” for a description of how payouts for PSUs are determined. If earned, the awards will be paid after the end of the 2019-2021 and 2020-2022 performance periods in unrestricted shares of common stock.

For NEOs other than Mr. Stetson, the market value is the target value of the rTSR component of the performance-based cash awards that were granted on February 18, 2020 for the 2020-2022 performance period (assuming target achievement of performance goals). Any payments under these performance-based cash awards will be determined based on actual performance through 2022.

OPTION EXERCISES AND STOCK VESTED IN 2020
The following table details information about options exercised (if any) by our NEOs and the vesting of stock awards held by our NEOs during the fiscal year ended December 31, 2020.
	Option Awards		Stock Awards(1)
Name	Numbers of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
David J. Stetson	—	—	10,900	39,458
C. Andrew Eidson	—	—	23,507	103,428
Jason E. Whitehead	—	—	—	—
Roger L. Nicholson	—	—	—	—
Daniel E. Horn	—	—	1,657	19,004
(1)	The value of the stock awards realized upon vesting is based on the closing price per share of our common stock on the vesting date.
NONQUALIFIED DEFERRED COMPENSATION
The following table provides information on the nonqualified deferred compensation of our NEOs in and as of the end of 2020. The material terms of the Deferred Compensation Plan are described above under “Deferred Compensation.”
Name	Executive Contributions in Last fiscal year ($)	Registrant Contributions in Last fiscal year ($)(1)	Aggregate Earnings in Last fiscal year ($)(2)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)(3)
David J. Stetson	—	—	—	—	—
C. Andrew Eidson	—	—	3,511	—	148,208
Jason E. Whitehead	—	—	—	—	—
Roger L. Nicholson	—	—	—	—	—
Daniel E. Horn	—	—	—	—	—
(1)	The Company did not make any contributions to the Deferred Compensation Plan for the 2020 plan year.
(2)	Amounts reflect interest credited to NEOs’ accounts during 2020.
(3)	Amounts reported in this column were reported as compensation to the NEOs in the Summary Compensation Table for previous years.
POTENTIAL PAYMENTS ON TERMINATION AND CHANGE IN CONTROL
Each of our NEOs may be eligible to receive benefits under the circumstances described below if the officer experiences a qualifying termination of employment or we undergo a change in control.
Chief Executive Officer
Under the terms of his amended and restated January 26, 2021 employment agreement, Mr. Stetson will serve as the Company’s chief executive officer until January 26, 2023 and during any renewal period (this term automatically renews for successive 12-month periods unless terminated by either party with 90 days’ written notice). Mr. Stetson’s annual base salary is $1,000,000 (currently reduced 5% to $950,000) and, beginning in 2020, his annual target bonus opportunity was 125% of base salary, subject to achievement of applicable performance criteria and would be increased to 250% of base salary if maximum levels or above of performance for the year are achieved. Commencing in 2020, he was eligible to receive an annual stock award having a fair market value as of the grant date of $3,000,000 consisting of a combination of RSUs and PSUs (as determined by the compensation committee in its discretion, except that with respect to 2020, 35% of Mr. Stetson’s award consisted of RSUs and 65% of the award consisted of PSUs). For the year 2021, Mr. Stetson waived his right to receive any award under the LTIP. Commencing in 2022, Mr. Stetson is eligible to receive an annual stock award having a fair market value as of the grant date of $3,000,000 consisting of a combination of RSUs and PSUs (as determined by the compensation committee in its discretion). With respect to such awards, the compensation committee may determine the portion that is time-based and performance-based and whether such awards will be settled in shares or in cash.
From July 29, 2019 through January 29, 2020, the Company reimbursed Mr. Stetson for up to $10,000 per month for automobile and housing costs in the Bristol, Tennessee metropolitan area and for the cost of up to three first class commercial round-trip flights per month between Bristol, Tennessee and Fort Walton Beach, Florida.
If Mr. Stetson is terminated without cause (which includes his gross negligence or willful misconduct in the performance of his duties, conviction of, or plea of guilty or nolo contendere to, a felony or crime involving moral turpitude, engaging in fraudulent or criminal activity, material violation of any Company policy, breach of his employment agreement, any continuing or repeated failure or refusal to perform his material duties as requested by our board, or conduct which bring the Company into public disgrace or disrepute in any material respect) or resigns for good reason (which includes a material reduction in his salary or target bonus opportunity, a material diminution in his position, authority, duties or responsibilities, or a material relocation), he will be entitled to receive the following severance benefits, subject to his execution of a release of claims:
•
an amount equal to two times base salary as in effect at termination plus two times his annual target bonus for the year in which the termination occurs, payable in equal installments for 24 months following the date of termination;

•
service-vesting of outstanding equity awards on a pro rata basis, based on the period of time that Mr. Stetson was employed during the applicable vesting period for such tranche, with any such awards that are also subject to performance-vesting conditions remaining outstanding subject to the achievement of the applicable performance goals as provided under the terms of the applicable award agreement; and

•
the payment by the Company for Consolidated Omnibus Budget Reconciliation Act (“COBRA”) health and dental insurance premiums and life insurance premiums for Mr. Stetson and his dependents until the earliest of Mr. Stetson obtaining the age of 65, the date he becomes eligible to participate in another employer’s group health plan and 18 months following the date of termination.

If Mr. Stetson is terminated for any reason other than cause or resigns for good reason during the period beginning 90 days prior to and ending one year following a change in control (as defined in the agreement), he will be entitled to receive the following enhanced severance benefits:
•
an amount equal to two and one-half times base salary as in effect at termination plus two and one-half times his annual target bonus, as applicable, for the year in which the termination occurs, payable in equal installments for 30 months following the date of termination;

•	service-vesting of all equity awards with any such awards that are also subject to performance-vesting conditions remaining outstanding subject to the achievement of the applicable performance goals;
•	a lump sum cash payment of the pro rata share of his annual bonus, based on target performance, for the year of termination; and
•	the COBRA Benefits and Life Insurance Benefits.
If Mr. Stetson’s employment is terminated due to death or disability, he will be entitled to receive earned and accrued but unpaid individual bonuses or individual incentive compensation for prior years and the COBRA Benefits and Life Insurance Benefits (other than life insurance in the case of his death).
Upon a termination of his employment, Mr. Stetson is subject to restrictive covenants regarding confidentiality (perpetual), non-competition (during employment and for two years thereafter), and employee and customer non-solicitation (during employment and for two years thereafter).
Key Employee Separation Plan
Our currently employed NEOs other than our CEO, are eligible to receive severance benefits under the KESP, which was amended and restated as of August 19, 2020.
The KESP provides that if a participant’s employment is terminated by the Company for any reason other than cause, death or disability (all as defined in the KESP) at any time prior to the 90-day period immediately preceding a change in control (as defined in the plan), the participant will be entitled to receive (i) a lump sum cash payment equal to the sum of base salary and target bonus for the year of termination, multiplied by a specified factor of, for our NEOs, 1.5x under the terms of the KESP (the “Severance Multiple”), (ii) pro-rated accelerated vesting of all outstanding equity and cash incentive awards (with stock options remaining exercisable for a period of up to one-year following the date of termination, and pro-rated vesting and settlement of performance-based awards at target levels on the date of termination), (iii) a lump sum annual cash incentive bonus for the year of termination based on target levels, pro-rated through the termination date, (iv) a lump sum cash payment of $15,000 for outplacement services, and (v) the payment by the Company for Consolidated Omnibus Budget Reconciliation Act (“COBRA”) health and dental insurance premiums (the “COBRA Benefits”) and life insurance premiums (the “Life Insurance Benefits”) for the executive and the executive’s dependents until the earliest of the executive obtaining the age of 65, the date he becomes eligible to participate in another employer’s group health plan and 18 months following the date of termination. (the “Severance Benefits”). If a participant’s employment is terminated by the Company for any reason other than cause, death or disability, or if the participant resigns for good reason, during the period beginning three months prior to and ending one year following a change in control of the Company, the participant will be entitled to receive the Severance Benefits, except the Severance Multiple for NEOs will be 2x, as provided by the terms of the KESP.
Participants are required to execute a general release, non-disparagement and non-competition agreement as a condition to receiving the Severance Benefits, which includes restrictive covenants regarding confidentiality (perpetual), non-competition (for one year post-termination), employee and customer non-solicitation (for one year post-termination) and non-disparagement (perpetual).
The table below sets forth information concerning the change in control and severance payments to be made to each of our NEOs in connection with a change in control or termination of employment, presuming a termination date of December 31, 2020. Additional descriptions of the terms of our agreements, plans and arrangements with our

NEOs are set forth above in the Compensation Discussion and Analysis. In addition to the severance amounts set forth in the table below, in the event of a change in control, KESP participants are entitled to receive a lump sum cash bonus based on target levels and pro-rated for the portion of the year that the participant was employed through the change in control date.
The payments and benefits detailed in the table below are in addition to any payments and benefits under our plans or arrangements which are offered or provided generally to all salaried employees on a non-discriminatory basis and any accumulated vested benefits for each NEO, and any stock options vested as of December 31, 2020 (which are set forth in the Outstanding Equity Awards at Fiscal Year-End Table).
	Qualifying Termination not in Connection with a Change in Control ($)					Qualifying Termination in Connection with a Change in Control ($)
Name	Cash Severance ($)	Value of Equity & Cash Award Acceleration(1) ($)	Pro-Rata Bonus ($)	Outplace ment Services ($)	COBRA Benefits and Life Insurance Benefits ($)	Cash Severance ($)	Value of Equity & Cash Award Acceleration(1) ($)	Pro- Rata Bonus ($)	Outplace ment Services ($)	COBRA Benefits and Life Insurance Benefits ($)
David J. Stetson	4,275,000	1,131,320	1,187,500	—	35,582	5,343,750	2,101,676	1,187,500	—	35,582
C. Andrew Eidson	1,710,000	528,991	570,000	15,000	45,041	2,280,000	528,991	570,000	15,000	45,041
Jason E. Whitehead	1,852,000	388,153	617,500	15,000	45,377	2,470,000	388,153	617,500	15,000	45,377
Roger L. Nicholson	1,425,000	367,725	475,000	15,000	44,496	1,900,000	367,725	475,000	15,000	44,496
Daniel E. Horn	997,500	111,159	285,000	15,000	30,249	1,330,000	111,159	285,000	15,000	30,249
(1)
The values set forth in these columns for Mr. Stetson exclude his 2020 PSUs that were forfeited and cancelled in January 2021. The value of Mr. Stetson’s equity award acceleration including the 2020 PSUs is $2,278,917 due to a qualifying termination not in connection with a change in control and $5,544,455 due to a qualifying termination in connection with a change in control.

PAY RATIO
As required by the SEC under Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(u) of Regulation S-K, the following information is provided regarding the ratio of the annual total compensation of our chief executive officer, Mr. Stetson, in comparison to the annual total compensation of our median employee. For 2020, the annual total compensation of our median employee was $92,756 and the annual total compensation of our CEO was $6,411,899. Therefore, the ratio of these two amounts was 69.1 to 1. The annual total compensation and the ratio includes the 2020 grant of PSUs to Mr. Stetson, which were cancelled in January 2021 as previously mentioned. The value of this grant is reported in the Grants of Plan Based Awards and Summary Compensation tables as of December 31, 2020. Excluding the value of Mr. Stetson’s 2020 PSUs that were cancelled after yearend, the annual total compensation of our CEO and the ratio would have been $4,157,592 and 44.8 to 1 respectively.
We identified our median employee by using total cash compensation for U.S. individuals who were employed by the Company and its affiliates on December 31, 2020, which included 3,252 employees. Total cash compensation is a consistently applied compensation measure across all of our employees and consists of (1) base salary for salaried employees and annualized base wages for hourly employees; plus (2) annual cash incentive target for our salaried and hourly employees.
Upon identifying our median employee, we then determined the actual annual total compensation for the median employee in the same manner as the Total Compensation column shown for Mr. Stetson in the Summary Compensation Table. A variety of pay elements were included to determine the total annual compensation for the median employee such as regular wages, bonuses, vacation pay, overtime, shift premiums and taxable awards.
We believe this pay ratio is a reasonable estimate calculated in a manner consistent with the SEC pay ratio disclosure requirements based on our employment records and payroll data. The disclosure requirements for identifying the median employee and calculating the pay ratio allow companies to adopt a variety of methodologies and to make reasonable assumptions that reflect their employee populations and consistently applied compensation measures. Therefore, as employee populations and compensation practices vary among these different companies and various methodologies, estimates and assumptions could be used in calculating their own pay ratios, our pay ratio reported above may not be comparable to the pay ratios reported by other companies in our industry.
OTHER INFORMATION
HOUSEHOLDING
The Company has adopted a procedure approved by the SEC called “householding.” Under this procedure, beneficial stockholders who have the same address and last name and who do not participate in electronic delivery or internet access of proxy materials will receive only one copy of our 2020 Annual Report and this Proxy Statement unless one or more of these stockholders notifies the Company that they wish to continue receiving individual copies. This procedure is designed to reduce duplicate mailings and save significant printing and processing costs as well as natural resources. Each stockholder who participates in householding will continue to receive a separate proxy card or notice. Your consent to householding is perpetual unless you withhold or revoke it. You may revoke your consent at any time by contacting Broadridge Financial Solutions, Inc., either by calling toll-free at (866) 540-7095 or by writing to Broadridge Financial Solutions, Inc. Householding Department, 51 Mercedes Way, Edgewood, New York 11717. You will be removed from the householding program within 30 days of receipt of your response, after which you will receive an individual copy of the proxy materials.
INCORPORATION BY REFERENCE
Neither the compensation committee report nor the audit committee report shall be deemed soliciting material or filed with the SEC and neither of them shall be deemed incorporated by reference into any prior or future filings made by us under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent that we specifically incorporate such information by reference. In addition, this document includes several website addresses. These website addresses are intended to provide inactive, textual references only. The information on these websites is not part of this document.
AVAILABILITY OF SEC FILINGS, CORPORATE GOVERNANCE GUIDELINES, CODE OF BUSINESS ETHICS AND COMMITTEE CHARTERS
Copies of our reports on Forms 10-K (including the financial statements and financial statement schedules), 10-Q, 8-K and all amendments to those reports filed with the SEC, and our Corporate Governance Guidelines, Code of Ethics, and the charters of the audit, compensation, nominating and corporate governance, and safety, health and environmental committees, and any reports of beneficial ownership of our common stock filed by executive officers, directors and beneficial owners of more than 10% of our outstanding common stock are posted on, and may be obtained at no cost through the investor information section of our website, investors.alphametresources.com, by telephone to our investor relations department at (423) 573-0300 or by mail to Investor Relations, Alpha Metallurgical Resources, Inc., 340 Martin Luther King, Jr. Blvd., Bristol, Tennessee 37620 (overnight courier) or P.O. Box 848, Bristol, Tennessee 37621 (U.S. mail).
REVIEW AND APPROVAL OF TRANSACTIONS WITH RELATED PERSONS
Our board reviews, approves and monitors transactions involving us and “related persons” (directors, executive officers, nominees to become directors, stockholders owning more than 5% of our common stock, any immediate family member of any of the foregoing persons, or any entity in which any of the foregoing persons is employed or is a general partner or principal or in a similar position or in which such person has a 5% or greater beneficial ownership interest). Related person transactions are those that meet the minimum threshold for disclosure in the proxy statement under relevant SEC rules (generally, transactions involving amounts exceeding $120,000 in which a related person has a direct or indirect material interest).
On June 14, 2019, we entered into a Credit Agreement with Cantor Fitzgerald Securities and other lenders that provides for a senior secured term loan facility in the aggregate principal amount of $[561.8 million] with a maturity date of June 14, 2024 (the “Term Loan Credit Facility”). The Term Loan Credit Facility bears an interest rate per annum based on the character of the loan of either 6.00% or 7.00% on or prior to the second anniversary of the closing date and 7.00% or 8.00% thereafter. The lenders under the Term Loan Credit Facility were primarily existing stockholders of the Company as of the agreement date. As such, the Company analyzed various factors of the transaction and concluded the Term Loan Credit Facility was issued at a reasonable market rate and therefore considered to be an arm’s length transaction.
On July 19, 2019, in connection with the bankruptcy filing of Blackjewel, LLC, to which we previously sold the Eagle Butte and Belle Ayr mines located in the PRB, the U.S. Bankruptcy Court approved debtor-in-possession (“DIP”) financing of $2.9 million with DIP lenders, Highbridge Capital Management, LLC and Whitebox Advisors LLC, which were and are stockholders of the Company. The Company entered into an arrangement on July 19, 2019 to purchase the obligations under the DIP financing at the request of the lenders thereunder pursuant to certain terms and conditions.
On September 12, 2019, the Company entered into a common stock repurchase agreement with Whitebox Multi-Strategy Partners, L.P., Whitebox Asymmetric Partners, L.P., Whitebox Credit Partners, L.P. and Whitebox Institutional Partners, L.P., which are existing stockholders of the Company.
Approval Procedures
Whenever a director or executive officer of the Company has any question about whether he or she (or an immediate family member) has a material interest in a transaction between the Company and another entity, person or organization, the director or executive officer shall review the matter with the general counsel. Once identified, the following are the steps we take with respect to approving related party transactions or their amendment:
•
Prior to entering into a covered transaction, notice will be given to our general counsel of the facts and circumstances of the proposed transactions including (i) the related person’s relationship to us and interest in the transaction, (ii) material facts of the proposed transaction (including proposed aggregate value or, in the case of indebtedness, amount of principal that is involved), (iii) benefits to us of the proposed transaction, (iv) if applicable, the availability of other sources of comparable products or services, and (v) an assessment of whether the proposed transaction is on terms that are comparable to the terms available to an unrelated third party or to employees generally. Our general counsel will assess whether the proposed transaction is a related person transaction.
•
If our general counsel determines that the proposed transaction is a related person transaction, the proposed transaction will be submitted to our audit committee for consideration at the next committee meeting or, in those instances in which our general counsel, in consultation with our chief executive officer, determines that it is not practicable or desirable for us to wait until the next committee meeting, to our chairman of the audit committee (who possesses delegated authority to act between committee meetings).

•
Our chairman of the audit committee or our audit committee, as applicable, will consider the facts and circumstances of the proposed transaction. After our chairman of the audit committee or our audit committee, as applicable, makes a determination regarding the proposed transaction, such decision will be conveyed to our general counsel who will communicate the decision to the appropriate persons at Alpha. In the event our chairman of the audit committee reviews the proposed transaction and makes a decision with respect thereto, he or she will report the same to our audit committee at its next meeting.

Ratification Procedures
In connection with this process or otherwise, if our chief executive officer, chief financial officer, or general counsel becomes aware of a “related person” transaction that has not been previously approved or ratified as described above, the following steps are taken:
•
If the transaction is pending or ongoing, it will be submitted to our chairman of the audit committee or audit committee, as applicable, who will consider all of the facts and circumstances and, based on that review, evaluate all options including ratification, amendment or termination of such transaction.

•
If the transaction is completed, our chairman of the audit committee or audit committee, as applicable, will evaluate the transaction to determine if rescission of the transaction or disciplinary action is appropriate and will request our general counsel to evaluate our controls and procedures to ascertain the reason the transaction was not submitted in accordance with the approval procedures described above and whether any changes to those procedures are recommended.

Ongoing Transactions
Our audit committee reviews annually any previously approved or ratified “related person” transactions that remain ongoing. Based on all relevant facts and circumstances, taking into consideration the Company’s contractual obligations, the committee shall determine if it is in the best interests of the Company and its stockholders to continue, modify or terminate the related person transaction.
STOCKHOLDER PROPOSALS FOR THE 2021 ANNUAL MEETING
Inclusion of Proposals in Our Proxy Statement and Proxy Card under SEC Rules
From time to time, stockholders may present proposals that are proper subjects for inclusion in the proxy statement and for consideration at an annual meeting. Pursuant to Rule 14a-8 of the Exchange Act, in order to be included in the Company’s proxy statement for the 2022 annual meeting, such proposals must be received by Alpha at our principal

executive offices no later than    , unless the date of our 2022 annual meeting is changed by more than 30 days from April 29, 2021, in which case the proposal must be received at our principal executive offices a reasonable time before we begin to print and mail our proxy materials.
Bylaw Requirements for Stockholder Submissions of Nominations and Proposals
Pursuant to Alpha’s bylaws, stockholders of record may present proposals that are proper subjects for consideration at an annual meeting and/or nominate persons to serve on our board of directors at an annual meeting or special meeting at which directors are to be elected. Alpha’s bylaws require all stockholders who intend to make proposals at an annual stockholders’ meeting or special stockholders’ meeting to provide a written notice, including the information specified in Alpha’s bylaws (which information is summarized in the section entitled “Stockholder Director Nominations”), to Roger L. Nicholson, Corporate Secretary, Alpha Metallurgical Resources, Inc., 340 Martin Luther King, Jr. Blvd., Bristol, Tennessee 37620 (overnight courier) or P.O. Box 848, Bristol, Tennessee 37621 (U.S. mail), not later than the 90th day prior to the anniversary date of the date on which Alpha first mailed its proxy materials for the preceding year’s annual meeting nor earlier than the 120th day prior to the anniversary date of the date on which Alpha first mailed its proxy materials for the preceding year’s annual meeting. To be eligible for consideration at the 2022 annual meeting, notices must be received by Alpha between      and     . In the event the date of the 2022 annual meeting is changed by more than 30 days from the anniversary of the date of the Annual Meeting, as set forth in this Proxy Statement, stockholder notice must be received no earlier than the close of business on the 120th day prior to the 2022 annual meeting and not later than the close of business on the date that is the later of the (i) 90th day prior to the 2022 annual meeting or (ii) 10th day following the day on which public announcement of the date of the 2022 annual meeting is first made. However, if the number of directors to be elected to the board of directors at an annual meeting is increased and there is no public announcement by Alpha naming all of the nominees for director or specifying the size of the increased board of directors at least 100 days prior to the anniversary of the mailing of proxy materials for the prior year’s annual meeting of stockholders, then a stockholder’s notice shall be considered timely, but only with respect to nominees for any new positions created by such increase, if it is received by our corporate secretary no later than the close of business on the 10th day following the date on which such public announcement is first made by Alpha.
DELINQUENT SECTION 16(a) REPORTS
Section 16(a) of the Exchange Act requires Alpha’s directors and executive officers and persons who own more than 10% of a registered class of Alpha’s equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of Alpha’s equity securities. Alpha endeavors to assist reporting persons in making these filings. Based solely on its review of the reports filed with the SEC during 2020, Alpha believes that all reporting requirements under Section 16(a) for the fiscal year ended December 31, 2020 were met in a timely manner by its directors, executive officers, and greater than 10% beneficial owners, except for one late Form 4 for each of Mr. Eidson and Mr. Horn, relating to the withholding of shares in satisfaction of tax obligations on March 7, 2020 and December 15, 2020, respectively.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table and accompanying footnotes show information as of March 3, 2021, regarding the beneficial ownership of our common stock by:
•	each person who is known by us to own beneficially more than 5% of our common stock;
•	each member of our board of directors and each of our NEOs; and
•	all members of our board of directors and our executive officers as a group.
The number of shares and percentages of beneficial ownership set forth below are based on 18,389,139 shares of our common stock issued and outstanding as of March 3, 2021.
Name of Beneficial Owner	Number of Shares Owned(1)	Right to Acquire(2)	Total	Percentage
Davidson Kempner Partners(3) 520 Madison Avenue, 30th Floor, New York, NY 10022	1,803,285	—	1,803,285	9.8%
Blackrock, Inc.(4) 55 East 52nd Street New York, NY 10055	1,465,696	—	1,465,696	8.0%
Highbridge Capital Management(5) 277 Park Avenue, 23rd Floor, New York, NY 10172	1,274,368	82,719	1,357,087	7.4%
Percy Rockdale LLC(6) c/o Christopher P. Davis, Esq., Kleinberg, Kaplan, Wolff & Cohen, P.C., 500 Fifth Avenue, New York, New York 10110	1,062,256	85	1,062,341	5.8%
Morgan Stanley(7) 1585 Broadway New York, NY 10036	1,021,597	—	1,021,597	5.6%
David J. Stetson	104,869	—	104,869	*
C. Andrew Eidson(8)	21,718	13,479	35,197	*
Daniel E. Horn	2,025	—	2,025	*
Roger L. Nicholson	7,230	—	7,230	*
Jason E. Whitehead	16,492	—	16,492	*
Kenneth S. Courtis(9)	888,205	301	888,506	4.8%
Albert E. Ferrara, Jr(10)	1,774	14,578	16,352	*
Elizabeth A. Fessenden(9)	—	301	301	*
Scott D. Vogel(11)	6,768	29,843	36,611	*
Michael J. Quillen(12)	—	6,640	6,640	*
Daniel D. Smith(9)	—	301	301	*
All Executive Officers and Directors as a Group (11 persons)	1,049,081	65,443	1,114,524	6.1%
*	Less than 1% of shares outstanding
(1)
The shares of our common stock beneficially owned are reported on the basis of regulations of the SEC governing the determination of beneficial ownership of securities. Under the rules of the SEC, a person is deemed to be a “beneficial owner” of a security if that person has or shares voting power, which includes the power to vote, or direct the voting of, such security, or investment power, which includes the power to dispose of, or to direct the disposition of, such security. Under these rules, more than one person may be deemed beneficial owner of the same securities and a person may be deemed to be a beneficial owner of securities as to which such person has no economic interest. Except as otherwise indicated in these footnotes, each of the beneficial owners has, to our knowledge, sole voting and investment power with respect to the indicated shares of common stock.

(2)
Under the regulations of the SEC, a person is also deemed to be a beneficial owner of any securities of which that person has a right to acquire beneficial ownership within 60 days. Securities that can be so acquired are deemed to be outstanding for purposes of computing such person’s ownership percentage, but not for purposes of computing any other person’s percentage. The numbers in this column include shares of common stock issuable pursuant to options exercisable as of or within 60 days of March 3, 2021, shares of common stock issuable pursuant to RSUs which may be acquired within 60 days of March 3, 2021 and Alpha Series A Warrants, each of which carries the right to purchase one share of Alpha common stock.
(3)	The information for Davidson Kempner Partners (“DK”) and certain affiliated persons is based solely on information furnished in the Schedule 13G/A filed by DK with the SEC on February 13, 2020.
(4)	The information for Blackrock, Inc. (“Blackrock”) and certain affiliated persons is based solely on the Schedule 13G/A filed by Blackrock with the SEC on January 21, 2021.
(5)
The information for Highbridge Capital Management (“Highbridge”) and certain affiliated persons is based solely on information furnished in the Schedule 13G/A filed by Highbridge with the SEC on February 12, 2021.

(6)	The information for Percy Rockdale LLC and certain affiliated persons is based solely on information furnished in the Schedule 13D/A filed by Percy Rockdale with the SEC on November 2, 2020.
(7)	The information for Morgan Stanley and certain affiliated persons is based solely on information furnished in the Schedule 13G/A filed by Morgan Stanley with the SEC on February 10, 2021.
(8)	Includes 13,479 shares of common stock issuable to Mr. Eidson pursuant to options exercisable as of or within 60 days of March 3, 2021.
(9)	Includes 301 shares of common stock underlying RSUs granted to each Ms. Fessenden, Mr. Smith and Mr. Courtis that vest as of or within 60 days of March 3, 2021.
(10)
Includes 3,665 shares of common stock underlying RSUs granted to Mr. Ferrara that vest as of or within 60 days of March 3, 2021. This number also includes 10,913 shares of common stock underlying RSUs that have vested but have been deferred until separation from service.

(11)
Includes 29,843 shares of common stock underlying RSUs granted to Mr. Vogel that vest as of or within 60 days of March 3, 2021 and will be deferred until the earlier of May 2, 2023 or separation from service.

(12)	Includes 6,640 shares of common stock underlying RSUs granted to Mr. Quillen that vest as of or within 60 days of March 3, 2021 and will be deferred until separation from service.

PROPOSALS
PROPOSAL 1 — ELECTION OF DIRECTORS
The board of directors consists of seven directors, elected annually with terms expiring as of the following annual meeting. The board has nominated the following persons, each of whom currently serves as a director of Alpha, to stand for election at the Annual Meeting for an additional one-year term.
Kenneth S. Courtis	Albert E. Ferrara, Jr.
Elizabeth A. Fessenden	Michael J. Quillen
Daniel D. Smith	David J. Stetson
Scott D. Vogel
Biographical information regarding each of these nominees appears in the section entitled “Our Directors”. Each nominee has indicated his or her willingness to serve, but if any of the nominees should be unable or unwilling to serve, the proxies may be voted for a substitute nominee designated by the board, or the board may decide to reduce the size and number of directors serving on the board.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
THAT YOU VOTE “FOR” EACH DIRECTOR NOMINEE NAMED ABOVE
PROPOSAL 2 — AMENDMENT AND RESTATEMENT OF THE CERTIFICATE OF INCORPORATION TO ELIMINATE SUPERMAJORITY VOTING PROVISIONS
The second proposal to be voted on is to approve the amendment and restatement of our Second Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) in order to eliminate supermajority voting provisions. Our current Certificate of Incorporation requires the affirmative vote of the holders of not less than 66 2/3% of the total voting power of all outstanding securities of Alpha generally entitled to vote in the election of directors, voting together as a single class, to adopt, amend or repeal (i) certain provisions of our Certificate of Incorporation and (ii) our by-laws (the “Supermajority Approval Requirement”).
The second proposal specifically seeks to eliminate and replace the supermajority approval requirement in Articles 5 and 9 with a less cumbersome requirement, which would require only a majority of the total voting power of all outstanding securities of Alpha generally entitled to vote in the election of directors, voting together as a single class (the “Majority Approval Requirement”), as more particularly described in the proposed amendments below. The board of directors has approved the amendment and restatement of the Certificate of Incorporation to replace the Supermajority Approval Requirement with the Majority Approval Requirement, subject to approval by our stockholders.
Reasons for the Proposed Amendments and the Proposal
After a review of evolving corporate governance practices, and consistent with its strong commitment to the careful consideration of stockholder views, the board has determined that it is in the best interests of Alpha and its stockholders to recommend this Proposal for shareholder approval, as the board cannot unilaterally adopt the proposal because a stockholder vote is necessary under Delaware law to amend and restate the Certificate of Incorporation.

Specific Proposed Amendments
The proposed amended and restated version of Articles 5 and 9 of the Certificate of Incorporation would reduce the stockholder vote required to adopt, amend or repeal (i) any provision of our by-laws, (ii) any provision set forth in Articles 4(B), 5, 6, 7, 8 and 9 of the Certificate of Incorporation and (iii) any provision which would have the effect of modifying or permitting the circumvention of the provisions set forth in any of Articles 4(B), 5, 6, 7, 8 and 9 of the Certificate of Incorporation, in each case, from the current Supermajority Approval Requirement to the Majority Approval Requirement.
Article 5 of the Certificate of Incorporation provides, in relevant part, that the stockholders may adopt, amend or repeal the bylaws only with the affirmative vote of the holders of not less than 66 2/3% of the voting power of all outstanding securities of Alpha generally entitled to vote in the election of directors, voting together as a single class. If our stockholders approve the amendment, Article 5 would be amended and restated as follows (additions are indicated by bold and underlining and deletions are indicated by strikeouts):
The Board of Directors shall have the power to adopt, amend or repeal the bylaws of the Corporation (the “Bylaws”).
The stockholders may adopt, amend or repeal the Bylaws only with the affirmative vote of the holders of not less than ~~66 2/3%~~
a majority
 of the voting power of all outstanding securities of the Corporation generally entitled to vote in the election of directors, voting together as a single class.
Article 9 of the Certificate of Incorporation provides, in relevant part, that the provisions set forth in Articles 4(B), 5, 6, 7, 8 and 9 of the Certificate of Incorporation may not be repealed or amended in any respect, and no other provision may be adopted, amended or repealed which would have the effect of modifying or permitting the circumvention of the provisions set forth in any of Articles 4(B), 5, 6, 7, 8 or 9, unless such action is approved by the affirmative vote of the holders of not less than 66 2/3% of the total voting power of all outstanding securities of Alpha generally entitled to vote in the election of directors, voting together as a single class.
Article 4(B) sets forth the voting rights of the holders of the Company’s common stock and any preferred stock. Article 5 is described above. Article 6 sets forth matters related to the board, including the power of the Board to manage the business and affairs of the Company, determine the size of the board, the standard for the election of directors, filling vacancies on the board, removal of directors and the rights of any preferred stock directors. Article 7 sets forth matters related to stockholder meetings, including the Board’s determination of annual and special meetings of stockholders and the prohibition of stockholder actions by written consent. Article 8 sets forth the limited liability of the board and the rights of indemnification of the Board and the officers and of others as designated by the board.
If our stockholders approve the amendment, Article 9 would be amended and restated as follows (additions are indicated by bold and underlining and deletions are indicated by strikeouts):
The Corporation reserves the right to amend this Second Amended and Restated Certificate of Incorporation in any manner permitted by the Delaware Law and all rights and powers conferred upon stockholders, directors and officers herein are granted subject to this reservation. Notwithstanding the foregoing, the provisions set forth in Articles 4(B), 5, 6, 7, 8 and this Article 9 may not be repealed or amended in any respect, and no other provision may be adopted, amended or repealed which would have the effect of modifying or permitting the circumvention of the provisions set forth in any of Articles 4(B), 5, 6, 7, 8 or this Article 9, unless such action is approved by the affirmative vote of the holders of not less than ~~66 2/3%~~ a majority of the total voting power of all outstanding securities of the Corporation generally entitled to vote in the election of directors, voting together as a single class.
We encourage stockholders to review the full text of the proposed amendments in Appendix A. The general description of the Certificate of Incorporation and the proposed amendments set forth herein are qualified in their entirety by reference to the text of Appendix A.
Vote Required
Under the currently effective standards under our Certificate of Incorporation, the approval of the holders of not less than 66 2/3% of the total voting power of all outstanding securities of Alpha generally entitled to vote in the election of directors, voting together as a single class, is required to approve the proposed third amended and restated Certificate of Incorporation.
If the proposed amendments are approved by the stockholders, we anticipate filing the third amended and restated Certificate of Incorporation with the Delaware Secretary of State as soon as practicable following stockholder approval, and the third amended and restated Certificate of Incorporation will become effective upon, but only upon, such filing. However, in accordance with Delaware law, even if our stockholders approve the proposed amendments, the Board has the discretion not to implement the proposed amendments. If the board exercises such discretion, it will publicly disclose that fact and the reason for its determination.
If the proposed amendments to eliminate the supermajority voting provisions are not approved by the stockholders, the provisions will continue to remain in existence: that is, (i) any provision of our by-laws, (ii) any provision set forth in Articles 4(B), 5, 6, 7, 8 and 9 of the Certificate of Incorporation and (iii) any provision which would have the effect of modifying or permitting the circumvention of the provisions set forth in any of Articles 4(B), 5, 6, 7, 8 and 9 of the Certificate of Incorporation, in each case, can be adopted, amended or repealed only with the approval of 66 2/3% of the total voting power of all outstanding securities of Alpha generally entitled to vote in the election of directors, voting together as a single class.
THE BOARD OF DIRECTORS
UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL
OF THE AMENDMENT AND RESTATEMENT OF THE CERTIFICATE OF INCORPORATION

PROPOSAL 3 — APPROVAL OF ADDITIONAL SHARES OF COMMON STOCK FOR AWARDS UNDER THE COMPANY'S 2018 LONG-TERM INCENTIVE PLAN
On March 11, 2021, the board of directors approved an amendment to the Company’s 2018 Long-Term Incentive Plan (the “2018 LTIP”), for the primary purpose of increasing the shares of our common stock (“Shares”) reserved for awards under the 2018 LTIP, subject to approval by our stockholders. The 2018 LTIP was previously approved by our stockholders on April 29, 2018, and our stockholders are now being asked to approve an amendment to the 2018 LTIP to increase the number of Shares reserved for awards under the 2018 LTIP from 1,000,000 Shares to 1,500,000 Shares in order to allow us to continue to provide stock-based incentive compensation to our key employees, non-employee directors and other eligible service providers.
The 2018 LTIP is our primary plan for providing stock-based incentive compensation to our eligible employees and non-employee directors to motivate and reward these individuals and to align their interests with our stockholders through ownership of our stock. As of March 3, 2021, and prior to the proposed amendment, 414,139 Shares remained available for future awards granted under the 2018 LTIP, which the board of directors, with the advice of the compensation committee’s independent compensation consultant, has determined are insufficient to meet the Company’s anticipated needs for equity-based compensation. We are requesting the additional 500,000 Shares to replenish the available share pool under the 2018 LTIP so that we can continue to provide stock-based compensation to our key employees and non-employee directors, as well as grants in connection with new hires, that are necessary for attracting, retaining and motivating our key employees, non-employee directors and other individual service providers.
If the proposed amendment is not approved by our stockholders, then our ability to provide future awards and maintain our current equity grant practices would be limited significantly, which would put us at a significant competitive disadvantage in recruiting top talent and retaining and motivating talented individuals who contribute to our success. We would be compelled to replace equity incentive awards with cash-based awards, which may not align the interests of our executives and key employees with those of our stockholders as effectively as equity incentive awards.
Considerations for the Approval of the 2018 LTIP
Governance Best Practices
The 2018 LTIP contains corporate governance features that the board of directors believes are consistent with the interests of stockholders and sound governance principles. These features include the following:
•	No evergreen provision. The 2018 LTIP provides for a specific number of Shares available for awards and does not contain an annual or automatic increase in the number of available Shares.
•
Non-employee director limits. The 2018 LTIP provides that no non-employee director may be granted in any one fiscal year (i) an award denominated in Shares in excess of 34,285 Shares (or, if greater, in the case of full value awards, with an aggregate fair market value of $300,000) or (ii) an award denominated in cash in excess of $150,000.

•
No discount options. Stock options or stock appreciation rights (“SARs”) may not be granted or awarded with a then-established exercise price of less than the fair market value of a Share on the grant date.

•
No repricing. The repricing of stock options and SARs is prohibited without shareholder approval. This prohibition applies both to repricings that involve lowering the exercise price of a stock option or SAR as well as repricings that are accomplished by canceling an existing award and replacing it with a lower-priced award.

•
Clawback feature. Awards under the 2018 LTIP may be subject to deduction, repayment or clawback as may be required under any applicable Company policy or by law, regulation or stock exchange listing requirement.

•	No “liberal” share accounting. Shares withheld to pay the exercise price of stock options or that are covered by a SAR settled in Shares will not be added back into the 2018 LTIP reserve.
•	No “liberal” change in control definition. The change in control definition under the 2018 LTIP is only triggered in those instances where an actual change in control occurs.
•
No tax gross-ups. Participants under the 2018 LTIP are not entitled to any tax gross-up payments for any excise tax pursuant to Sections 280G or 4999 of the Internal Revenue Code that may be incurred in connection with awards under the plan.

•
Restricted dividend equivalents on performance vesting awards. The 2018 LTIP permits payment of dividend equivalents on awards subject to a performance vesting condition only if and when the underlying award vests. The 2018 LTIP also does not permit the payment of dividend equivalents on shares subject to outstanding stock options or SARs.

•	Compensation Committee oversight. The 2018 LTIP is administered by the compensation committee as the administrator, which is comprised solely of non-employee, independent directors.
•
Stock ownership guidelines. The Company’s executive officers (including all NEOs) and directors are subject to stock ownership guidelines to ensure the alignment of their goals with the interests of our stockholders.

Share Usage and Stockholder Dilution
We are committed to limiting shareholder dilution from our equity compensation programs. When determining the number of Shares authorized for issuance under the 2018 LTIP, the board of directors and the compensation committee carefully considered the potential dilution to our current stockholders as measured by our “burn rate”, “overhang” and projected future share usage.
•
Historical Equity Award Burn Rate. Since 2018, the Company has granted awards covering a total of 1,091,215 Shares (which grants were made under both the 2018 LTIP and the Company’s Management Incentive Plan (“MIP”)). As shown in the table below, our three-year average burn rate was 2.22%, which demonstrates our sound approach to the grant of equity incentive compensation and our commitment to aligning our equity compensation program with the interests of our stockholders. The following table sets forth information regarding awards granted and the annualized burn rate for each of the last three fiscal years:

Fiscal Year	Stock Options Granted	Full-Value Awards Granted	Weighted Average Shares Outstanding	Burn Rate(1)
2020(2)(3)	—	705,415	18,298,362	3.86%
2019(4)	—	187,581	18,808,460	1.00%
2018(2)	—	198,219	10,967,014	1.81%
Three-Year Average				2.22%
(1)
Annual share usage or “burn rate” is calculated as of December 31 of each fiscal year by dividing the number of Shares subject to awards granted in such fiscal year (assuming performance awards at target) by the weighted average Shares outstanding.

(2)	Reflects awards granted under the MIP and the 2018 LTIP.
(3)
Mr. Stetson’s 2020 grant of 302,795 PSUs is included in the 2020 fiscal year calculations. Excluding this grant that was cancelled in January 2021, the full-value awards granted and burn rate would have been 402,620 and 2.2% respectively. The three-year average burn rate would be 1.67%.

(4)	Reflects awards granted under the 2018 LTIP.
•
Overhang Percentage. Our overhang percentage as of March 3, 2021 is 6.13%, which is based on (i) 748,622 Shares subject to outstanding equity awards under the 2018 LTIP and the MIP (assuming performance awards at target), (ii) 451,944 Shares available for future equity awards under the 2018 LTIP and the MIP, and (iii) 18,389,139 Shares of the Company outstanding. As of the date of this proxy statement, there were approximately 264,423 Shares subject to outstanding equity awards under the MIP, which represented approximately 1.43 of the Company’s Shares outstanding. The following table sets forth the total equity dilution as of the date of this Proxy Statement:

Number of Stock Options Outstanding	23,225
Weighted Average Exercise Price	$ 60.20
Weighted Average Term (in years)	5.95
Number of Full-Value Stock Awards Outstanding	725,397
Number of Shares Remaining for Future Grant	451,944
MIP	37,805
2018 LTIP	414,139
Common Shares Outstanding as of March 3, 2021	18,389,139
Overhang Percentage	6.13%

If approved, the 914,139 Shares reserved for issuance under the 2018 LTIP would, when combined with Shares subject to outstanding equity awards under the MIP and the 2018 LTIP as reflected in the table above, increase the overhang percentage to approximately 8.46%.
•
Anticipated Duration. Based on the Company’s usage of Shares under the MIP and 2018 LTIP and our reasonable expectation of future Share usage for purposes of equity awards, the Company believes that the 914,139 Shares reserved for issuance under the 2018 LTIP, if approved, will meet the Company’s equity compensation grant needs for approximately 2 years. However, this depends on the Company’s future grant practices which could change from time to time depending on Company performance and the determinations of the compensation committee.

Summary of the 2018 LTIP
The following is a summary of the material features of the 2018 LTIP and its operation. This summary does not purport to be a complete description of all of the provisions of the 2018 LTIP. It is qualified in its entirety by reference to the full text of the 2018 LTIP, a copy of which, as amended to reflect this proposal, is attached as Appendix B to this proxy statement.
Purpose of the 2018 LTIP
. The purpose of the 2018 LTIP is to advance the interests of the Company and its stockholders by motivating and retaining employees and other selected individuals who contribute significantly to the strategic and long-term performance objectives and growth of the Company. The 2018 LTIP provides an essential component of the total compensation package offered to the Company’s key employees, as well as the annual compensation provided to our non-employee directors. It reflects the importance placed by the Company on motivating employees to achieve superior results over the long term and paying employees based on that kind of achievement. The Company strongly believes that its equity compensation programs and emphasis on employee stock ownership is integral to the Company’s long-term success and that a continuation of those programs is necessary for the Company to achieve superior performance in the future.
Eligibility and Participation
. The Company’s employees, non-employee directors and individual consultants are eligible to receive awards under the 2018 LTIP. As of March 3, 2021, there were approximately 43 employees, 6 non-employee directors and 0 individual consultants eligible to receive awards under the 2018 LTIP. The average number of individuals who received awards under the 2018 LTIP during each of the last three years was approximately 50, although the compensation committee reserves the power to make grants more widely in the future. The basis for participation in the 2018 LTIP is the compensation committee’s decision, in its sole discretion, that an award to an eligible participant will further the 2018 LTIP’s purposes of motivating and retaining service providers who contribute significantly to the strategic and long-term performance objectives and growth of the Company. In exercising its discretion, the compensation committee will consider the recommendations of management and the purposes of the 2018 LTIP.
Share Reserve; Adjustments
. Upon adoption in April 2018, the maximum number of Shares available for issuance under the 2018 LTIP was 1,000,000, and if approved by stockholders, the maximum number of Shares available for issuance under the 2018 LTIP will be increased to 1,500,000. Any Shares underlying awards previously granted under the 2018 LTIP that are forfeited, cancelled, expired, terminated or are otherwise lapsed, in whole or in part, or are settled in cash or withheld by us in respect of taxes, will become available for future grant under the 2018 LTIP. As discussed above, it is anticipated that this share reserve will be sufficient to cover all equity awards granted by the Company through March 2023.

In the event of certain changes in the Company’s corporate structure, including any extraordinary dividend or other distribution, recapitalization, stock split, reorganization, merger, consolidation, spin-off, or other similar corporate transaction or event affecting Shares, or changes in applicable laws, regulations or accounting principles, the compensation committee will make appropriate adjustments to prevent undue enrichment or harm to the number and type of Shares subject to awards, and to the grant, purchase, exercise or hurdle price for any award.
Individual Limits. The maximum number of Shares that may be granted with respect to incentive stock options is 940,800. Non-employee directors may not be granted in any one fiscal year (i) awards of more than 34,285 Shares (or if greater, in the case of restricted stock units (“RSUs”), restricted stock performance awards and other stock-based awards, Shares with an aggregate fair market value of $300,000) or (ii) awards denominated in cash of more than $150,000.
Administration of the 2018 LTIP. The 2018 LTIP is administered by the compensation committee, which is a committee of independent directors, within the meaning of the NYSE listing rules, and non-employee directors, within the meaning of Rule 16b-3 under the Exchange Act. The compensation committee has the authority to determine eligible participants, the types of awards to be granted, the number of Shares covered by any awards, the terms and conditions of any awards (and amend any terms and conditions), and the methods by which awards may be settled, exercised, cancelled, forfeited or suspended. To the extent permitted by applicable law, the compensation committee may delegate some or all of its authority under the 2018 LTIP to (i) one or more officers of the Company (except that such delegation will not apply to any person then covered by Section 16 of the Exchange Act) and (ii) one or more committees of the board of directors (which may consist of solely one director).
Types of Awards Under the 2018 LTIP. The 2018 LTIP provides for the grants of stock options (both nonqualified and incentive stock options), SARs, restricted stock, RSUs, performance awards, and other cash- and stock-based awards. Any award may be granted alone or in combination with other awards. Compensation payable to our non-employee directors in the form of Shares is also paid from the 2018 LTIP.
Stock Options. The 2018 LTIP permits the grant of incentive stock options to employees and/or nonstatutory stock options to all eligible participants. The exercise price of stock options may not be less than the fair market value of a Share on the grant date, provided that if an incentive stock option is granted to a 10% shareholder, the exercise price may not be less than 110% of the fair market value of a Share. Each stock option agreement will set forth the vesting schedule of the options and the term of the options, which may not exceed 10 years (or five years in the case of an incentive stock option granted to a 10% shareholder). The compensation committee will determine the method of payment of the exercise price.
Stock Appreciation Rights. The 2018 LTIP permits the grant of SARs, which entitle the holder to receive Shares or cash having an aggregate value equal to the appreciation in the fair market value of a Share between the grant date and the exercise date, times the number of Shares subject to the award. The exercise price of SARs may not be less than the fair market value of a Share on the date of grant. Each SAR agreement will set forth the vesting schedule of the SARs.
Restricted Stock and RSUs. The 2018 LTIP permits the grant of restricted stock and RSUs. Restricted stock awards are grants of Shares, subject to certain condition and restrictions as specified in the applicable award agreement. RSUs represent the right to receive Shares (or a cash amount equal to the value of our Shares) on future specified dates.

Performance Awards. The 2018 LTIP permits the grant of performance awards which are payable upon the achievement of performance goals determined by the compensation committee. The compensation committee may, in its discretion, add restrictions or conditions to the receipt of payment under a performance award.
Other Cash-Based Awards and Other Stock-Based Awards. The 2018 LTIP permits the grant of other cash-based and other stock-based awards, which consist of (i) any award that is not a stock option, SAR, restricted stock award, RSU or performance award and (ii) any award of Shares or cash or denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, Shares. The terms and conditions of other cash-based and stock-based awards will be determined by the compensation committee and specified in the applicable award agreement.
Separation from Service. In the event of a participant’s separation from service, as defined in the 2018 LTIP, the compensation committee may determine the extent to which an award may be exercised, settled, vested, paid or forfeited prior to the end of a performance period, or the vesting, exercise or settlement of such award.
Change in Control. In the event of a change in control, as defined in the 2018 LTIP, the compensation committee may take certain actions with respect to outstanding awards, including the continuation or assumption of awards, substitution or replacement of awards by a successor entity, acceleration of vesting and lapse of restrictions, determination of the attainment of performance conditions for performance awards or cancellation of awards in consideration of a payment.
No Repricing. Except pursuant to an adjustment by the compensation committee permitted under the 2018 LTIP, no action may directly or indirectly reduce the exercise or hurdle price of any award established at the time of grant without shareholder approval.
Deferred Payment of Awards; Transferability of Awards. The compensation committee may specify the conditions under which the payment of an award (whether in cash, Shares or other form of payment) may be deferred until a later date. Except pursuant to the laws of descent and distribution, a participant’s rights under an award may not be assigned or transferred, unless permitted by the compensation committee to specified permitted transferees.
Plan Amendment or Suspension. The compensation committee has the authority to amend or suspend the 2018 LTIP, provided that no such action may be taken without shareholder approval if the approval is necessary to comply with a tax or regulatory requirement or other applicable law for which the compensation committee deems it necessary or desirable to comply. No amendment may in general adversely and materially affect a participant’s rights under any award without such participant’s written consent.
Clawback Policy. Awards granted under the 2018 LTIP which are or become subject to recovery under any Company policy or required by law, regulation or stock exchange listing requirement, are subject to such deductions, recoupment and clawback as may be required to be made pursuant to such policy or applicable law, regulation or stock exchange listing requirement.
Term of the 2018 LTIP. No awards may be granted under the 2018 LTIP after the board of directors terminates the plan or 10 years from the LTIP’s effective date of April 29, 2018, whichever is earlier.
U.S. Federal Income Tax Consequences
The following is a general summary under current law of certain United States federal income tax consequences to the Company and participants who are citizens or individual residents of the United States relating to awards granted under the 2018 LTIP. This summary deals with the general tax principles that apply to such awards and is provided only for general information. Certain kinds of taxes, such as foreign taxes, state and local income taxes, payroll taxes and the alternative minimum tax, are not discussed. This summary is not tax advice and it does not discuss all aspects of federal taxation that may be relevant to the Company and participants. Accordingly, the Company urges each participant to consult his or her own tax advisor as to the specific tax consequences of participation in the 2018 LTIP under federal, state, local and other applicable laws.
Non-Qualified Stock Options. A non-qualified stock option is an option that does not meet the requirements of Section 422 of the Internal Revenue Code. A participant generally will not recognize taxable income when granted a non-qualified stock option. When the participant exercises the stock option, he or she generally will recognize taxable ordinary income equal to the excess of the fair market value of the shares received on the exercise date over the aggregate exercise price of the shares. The participant’s tax basis in the shares acquired on exercise of the option will be increased by the amount of such taxable income. We generally will be entitled to a federal income tax deduction in an amount equal to the ordinary income that the participant recognizes. When the participant sells the shares acquired on exercise, the participant generally will realize long-term or short-term capital gain or loss, depending on whether the participant holds the shares for more than one year before selling them. Special rules apply if all or a portion of the exercise price is paid in the form of shares.
Incentive Stock Options. An incentive stock option is an option that meets the requirements of Section 422 of the Internal Revenue Code. A participant generally will not have taxable income when granted an incentive stock option or when exercising the option. If the participant exercises the option and does not dispose of the shares until the later of two years after the grant date and one year after the exercise date, the entire gain, if any, realized when the participant sells the shares generally will be taxable as long-term capital gain. We generally will not be entitled to any corresponding tax deduction.
If a participant disposes of the shares received upon exercise of an incentive stock option within the one-year or two-year periods described above, it will be considered a “disqualifying disposition,” and the option will be treated as a non-qualified stock option for federal income tax purposes. If a participant exercises an incentive stock option more than three months after the participant’s employment or service with us terminates, the option will be treated as a non-qualified stock option for federal income tax purposes. If the participant is disabled and terminates employment or service because of his or her disability, the three-month period is extended to one year. The three-month period does not apply in the case of the participant’s death.
SARs. A participant generally does not recognize income at the time a SAR is granted. At the time cash or stock representing the amount of the appreciation is transferred to the participant pursuant to exercise of the SAR, the participant will generally be required to recognize as income an amount equal to the amount of cash or fair market value of the shares paid or transferred to the participant. Such amount will be taxable as ordinary income and we generally will be entitled to a corresponding tax deduction.
Restricted Stock. A participant generally will not recognize any income upon the receipt of unvested shares or restricted stock unless the participant elects under Section 83(b) of the Internal Revenue Code, within 30 days after receipt of the shares, to recognize ordinary income in an amount equal to the fair market value of the shares at the time of receipt, less any amount paid for the shares. A participant who makes the election will not be allowed a deduction for the value of any shares subsequently forfeited. A participant who does not make the election generally will recognize ordinary income on the date of the lapse of the restrictions applicable to the shares, which may be at the time of grant, in an amount equal to the fair market value of the shares on such date, less any amount paid for the shares.
Generally, upon a sale or other disposition of restricted stock with respect to which a participant has recognized ordinary income (i.e., a Section 83(b) election was previously made or the restrictions previously lapsed), the participant will recognize capital gain or loss in an amount equal to the difference between the amount realized on such sale or other disposition and the basis in such shares. Such gain or loss will be long-term capital gain or loss if the participant holds such shares for more than one year.
RSUs. A participant generally does not recognize income at the time an RSU is granted. At the time of settlement of the award, the participant will generally recognize ordinary income equity to the fair market value of the RSUs at the time of settlement of the award. Any gain or loss recognized upon a subsequent sale or exchange of the shares (if settled in shares) is generally treated as a capital gain or loss (short-term or long-term depending on the applicable holding period).
Registration with the SEC
If the stockholders approve this proposal, we will file with the SEC, as soon as reasonably practicable after such approval, a registration statement on Form S-8 relating to the additional Shares available for issuance under the 2018 LTIP.
New Plan Benefits
A new plan benefits table for the amended 2018 LTIP and the benefits or amounts that would have been received by or allocated to participants for the last completed fiscal year under the amended 2018 LTIP if the amended 2018 LTIP was then in effect, as described in the federal proxy rules, are not provided because all awards made under the amended 2018 LTIP will be made at the compensation committee’s discretion, subject to the terms of the amended 2018 LTIP. Therefore, the benefits and amounts that will be received or allocated under the amended 2018 LTIP are not determinable at this time. However, please refer to the 2020 Summary Compensation Table and the 2020 Director Compensation Table in this Proxy Statement which sets forth certain information regarding awards granted to our NEOs and non-employee directors, respectively, during the last completed fiscal year.

Equity Compensation Plan Information
The following table summarizes information about our equity compensation plans as of December 31, 2020, all of which have been approved by security holders.
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	1,670,198(1)	$47.24(3)	451,944(2)
Equity compensation plans not approved by security holders	0	0	0
Total	1,670,198	$47.24	451,944
(1)
Includes Shares granted under the MIP, under which awards of restricted stock, time-based restricted stock units and stock options have been granted, the 2018 LTIP, under which RSUs and PSUs have been granted, the ANR Inc. 2017 Equity Incentive Plan (the “ANR EIP”), under which RSUs have been granted, and shares granted under the Series A Warrants Agreement.

(2)	The number of shares available for issuance includes 37,805 Shares under the MIP and [414,139] Shares under the 2018 LTIP.
(3)	The weighted average exercise price does not take into account the restricted stock awards and RSUs granted under the MIP and 2018 LTIP.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE
APPROVAL OF ADDITIONAL SHARES FOR AWARDS UNDER THE 2018 LTIP.

PROPOSAL 4 — RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The fourth proposal item to be voted on is to ratify the appointment of RSM US LLP (“RSM”) as our independent registered public accounting firm for the fiscal year ending December 31, 2021.
The audit committee has appointed RSM as Alpha’s independent registered public accounting firm for the fiscal year ending December 31, 2021. The board of directors has directed that such appointment be submitted to Alpha’s stockholders for ratification at the Annual Meeting.
Stockholder ratification of the appointment of RSM as Alpha’s independent registered public accounting firm is not required and is not binding on the board of directors or the audit committee. The board of directors is, however, submitting the appointment to the stockholders for ratification as a matter of good corporate governance practice. If the stockholders do not ratify the appointment, the audit committee will reconsider whether to retain RSM. Further, whatever the outcome of the ratification vote, the audit committee retains the authority to select a different independent registered public accounting firm at any time if it determines that it is in the Company’s best interest to do so.
Representatives of RSM are expected to be present at the Annual Meeting and will have an opportunity to make a statement if they so desire. They will also be available to respond to appropriate questions.
Independent Registered Public Accounting Firm and Fees
The following table presents fees billed for professional services rendered by Alpha’s former independent registered public accounting firm, KPMG LLP, and its current firm, RSM, in connection with services provided during the fiscal years ended December 31, 2020 and December 31, 2019.
	Fiscal 2020		Fiscal 2019
	RSM	KPMG	KPMG
Audit fees	$ 1,464,258(1)	$ 385,000(2)	$ 3,968,000(3)
Audit-related fees	—	—	—
Tax fees	—	—	—
All other fees	—	—	—
Total	$ 1,464,258(1)	$ 385,000(2)	$ 3,968,000(3)
(1)
Includes RSM fees for audit services relating to the annual audit of the Company’s consolidated financial statements, quarterly reviews, services that are normally provided by the accountants in connection with regulatory filings, and accounting consultations. Also includes reimbursement to RSM of out of pocket expenses of $64,258.

(2)
Fees paid to KPMG for services rendered in connection with the consent to include KPMG’s 2019 audit report in the Company’s Annual Report on Form 10-K and for KPMG’s audit of subsequent adjustments to the Company’s 2019 financial statements.

(3)
Includes KPMG fees for audit services relating to the annual audit of the Company’s consolidated financial statements, quarterly reviews, services that are normally provided by the accountants in connection with regulatory filings, and accounting consultations. Also includes reimbursement of out of pocket expenses of approximately $300,000.

Policy for Approval of Audit and Permitted Non-Audit Services
Our audit committee’s policy is to review in advance, and grant any appropriate pre-approvals of (i) all auditing services to be performed by the independent auditor and (ii) all non-audit services to be provided by the independent auditor as permitted by

Section 10A of the Exchange Act, and, in connection therewith, to approve all fees and other terms of such engagement, provided that pre-approval of de minimis services shall not be required to the extent provided by, and subject to the requirements of, the Exchange Act. Our audit committee will consider annually for pre-approval a list of specific services and categories of services, including audit and audit-related services, for the upcoming or current fiscal year. All non-audit services are approved by our audit committee in advance in accordance with our policy on a case-by-case basis. Any service that is not included in the approved list of services or that does not fit within the definition of a pre-approved service is required to be presented separately to our chairman of the audit committee or our audit committee for consideration at its next regular meeting or, if earlier consideration is required, by other means of communication. If the estimated fees for non-audit services are $100,000 or less, management must contact our chairman of the audit committee to obtain his approval. If such fees are in excess of $100,000, management must seek the approval of the entire audit committee. In 2020, all professional fees provided by Alpha’s former independent registered public accounting firm, KPMG, were pre-approved in accordance with the Company’s pre-approval policies then in place.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE
RATIFICATION OF RSM AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
FOR THE FISCAL YEAR ENDING DECEMBER 31, 2021.
PROPOSAL 5 — ADVISORY APPROVAL OF THE COMPANY’S EXECUTIVE COMPENSATION
The fifth proposal to be voted on is an advisory vote to approve the compensation of the Company’s NEOs. Pursuant to Section 14A of the Exchange Act, Alpha is required to provide its stockholders with the opportunity to cast an advisory, non-binding vote on compensation paid to our NEOs, as disclosed pursuant to Item 402 of Regulation S-K.
At the 2019 annual meeting, we conducted an advisory, non-binding vote regarding the frequency with which we would seek approval of the compensation of our NEOs. At that meeting, the board of directors recommended that the Company hold, going forward, an annual vote on executive compensation on an advisory, non-binding basis. Stockholders agreed with the board’s recommendation at the meeting, and consistent with this preference, the board of directors determined that we would conduct such a vote on an annual basis.
As described in detail in the “Compensation Discussion and Analysis” section of this Proxy Statement, Alpha strives to recruit individuals who will support the Company’s mission, vision, and values. To accomplish this goal, our compensation committee developed the following primary objectives of our executive compensation program — to attract and retain top talent, drive the achievement of short- and long-term objectives, link pay with performance, align managements’ interests with our stockholders’ interests, and to be competitive in the markets in which Alpha competes for talent.
The compensation committee regularly reviews the compensation programs for our NEOs to ensure they achieve the goal of aligning our executive compensation structure with our stockholders’ interests and current market practices. The “Compensation Discussion and Analysis” section of this Proxy Statement describes Alpha’s executive compensation program and the decisions made by the compensation committee in 2020 in more detail. Please read the “Compensation Discussion and Analysis” section for additional details about our executive compensation programs, including information about the fiscal year 2020 compensation paid to our NEOs.
As described in “Compensation Discussion and Analysis,” related tables and narrative sections in this Proxy Statement, more than a majority of our executive compensation program is ‘at risk’ and based on the achievement of Company business goals established generally at the time our board approves the upcoming year’s annual corporate budget. See, particularly, the section entitled “Pay Mix”.
We are asking our stockholders to indicate their support for the compensation paid to our NEOs as described in this Proxy Statement. This proposal gives our stockholders the opportunity to express their views on the compensation paid to our NEOs. This vote is not intended to address any specific item of compensation, but rather the overall compensation paid to our NEOs and the philosophy, policies and practices described in this Proxy Statement.
As an advisory vote, your vote will not be binding on the Company or the board. However, our board and our compensation committee, which is responsible for designing and administering the Company’s executive compensation program, value the opinions of our stockholders and to the extent there is any significant vote against the compensation paid to our NEOs, we will consider our stockholders’ concerns and the compensation committee will evaluate whether any actions are necessary to address those concerns.
Accordingly, we ask our stockholders to vote “FOR”, on an advisory, non-binding basis, the compensation paid to our NEOs by adopting the following resolution:
“RESOLVED, that the compensation paid to the Company’s NEOs, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion is hereby APPROVED.”
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE
ADVISORY APPROVAL OF THE COMPANY’S EXECUTIVE COMPENSATION
Your vote is very important, and we urge you to vote by one of the following ways:
•	via the internet,
•	by telephone, or
•	if you received printed materials, by marking, signing, dating and promptly returning your proxy card by mail.
Any proxy that you provide may be revoked at any time before your shares are voted at the Annual Meeting.
By Order of the Board of Directors

Roger L. Nicholson
Executive Vice President, Chief Administrative Officer, General Counsel and Secretary
   , 2021
Bristol, Tennessee

Appendix A
PROPOSED AMENDMENT TO THE COMPANY’S SECOND AMENDED AND RESTATED CERTIFICATE OF INCORPORATION, AS AMENDED, TO ELIMINATE THE SUPERMAJORITY VOTING PROVISIONS
Set forth below is the text of Articles 5 and 9 of the Company’s Second Amended Restated Certificate of Incorporation. Proposal 2 as submitted for the consideration of stockholders would amend and restate the Certificate to delete “66 2/3%” and replace the deleted text with “a majority”, as indicated below (additions are indicated by bold and underlining and deletions are indicated by strikeouts):
ARTICLE 5.

BYLAWS
The Board of Directors shall have the power to adopt, amend or repeal the bylaws of the Corporation (the “Bylaws”).
The stockholders may adopt, amend or repeal the Bylaws only with the affirmative vote of the holders of not less than ~~66 2/3%~~ a majority of the voting power of all outstanding securities of the Corporation generally entitled to vote in the election of directors, voting together as a single class.
ARTICLE 9.

AMENDMENTS
The Corporation reserves the right to amend this Second Amended and Restated Certificate of Incorporation in any manner permitted by the Delaware Law and all rights and powers conferred upon stockholders, directors and officers herein are granted subject to this reservation. Notwithstanding the foregoing, the provisions set forth in Articles 4(B), 5, 6, 7, 8 and this Article 9 may not be repealed or amended in any respect, and no other provision may be adopted, amended or repealed which would have the effect of modifying or permitting the circumvention of the provisions set forth in any of Articles 4(B), 5, 6, 7, 8 or this Article 9, unless such action is approved by the affirmative vote of the holders of not less than ~~66 2/3%~~ a majority of the total voting power of all outstanding securities of the Corporation generally entitled to vote in the election of directors, voting together as a single class.
A-1

Appendix B
AMENDMENT NO. 1 TO ALPHA METALLURGICAL RESOURCES, INC.
2018 LONG-TERM INCENTIVE PLAN
THIS AMENDMENT NO. 1 (this “
Amendment
”), is dated as of

, 2021 and amends that certain 2018 Long-Term Incentive Plan (the “
Plan
”) of Alpha Metallurgical Resources, Inc. (the “
Company
”). Capitalized terms used and not otherwise defined herein shall have the meanings assigned to them in the Plan.
RECITALS
WHEREAS, pursuant to Section 5(a)(i) of the Plan, 1,000,000 Common Shares have been reserved for issuance under the Plan;
WHEREAS, the Company desires to increase the number of Common Shares issuable under the plan to 1,500,000, including shares previously issued thereunder;
WHEREAS, Section 16(a) of the Plan permits the Committee to amend the Plan from time to time, subject to certain limitations specified therein.
NOW, THEREFORE, the following amendment is hereby made to the Plan subject to, and effective as of the date of, the approval of shareholders of the amendment at the Company’s 2021 Annual Meeting of Shareholders:
1.	Section 5(a)(i) is hereby amended its entirety as follows:
“Section 5(a)(i). Subject to adjustment as provided in Section 5(b) and except for Substitute Awards, the maximum number of Common Shares available for issuance under the Plan is 1,500,000. The maximum number of Common Shares available for issuance with respect to Incentive Stock Options shall be 940,800.”
2.
This Amendment shall only serve to amend and modify the Plan to the extent specifically provided herein. All terms, conditions, provisions and references of and to the Plan which are not specifically modified, amended and/or waived herein shall remain in full force and effect and shall not be altered by any provisions herein contained.

B-1

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/AMR2021**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D40132-P52776

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

ALPHA METALLURGICAL RESOURCES, INC.

The Board of Directors recommends you vote FOR the following proposals:

1. Election of seven director nominees, each of whom has been nominated by our board of directors to serve for a term of one year.

Nominees:	For	Withhold
1a. Kenneth S. Courtis	☐	☐
1b. Albert E. Ferrara, Jr.	☐	☐
1c. Elizabeth A. Fessenden	☐	☐
1d. Michael J. Quillen	☐	☐
1e. Daniel D. Smith	☐	☐
1f. David J. Stetson	☐	☐
1g. Scott D. Vogel	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and 10K-Wrap are available at www.proxyvote.com.

D40133-P52776

ALPHA METALLURGICAL RESOURCES, INC.
Annual Meeting of Stockholders
April 29, 2021 10:00 AM EDT
This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) David J. Stetson, Roger L. Nicholson and William L. Phillips III, or any of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common stock of ALPHA METALLURGICAL RESOURCES, INC. that the stockholder(s) is/are entitled to vote at the virtual Annual Meeting of Stockholders to be held at 10:00 AM, EDT on April 29, 2021, and any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations, and in the absence of such recommendations, in the best judgment of the proxies.

Continued and to be signed on reverse side